                                                                  Exhibit 10.4



================================================================================


                            STOCK PURCHASE AGREEMENT


                                     among


                               SH HOLDINGS CORP.,

                          THE OTHER PERSONS IDENTIFIED
                             ON SCHEDULE 1 HERETO,



                           BUTLER CAPITAL CORPORATION


                                      and


                            STEEL HEDDLE GROUP, INC.





                            Dated as of May 1, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                                                                           Page
1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1.   Certain Matters of Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2.   Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

2.       ACQUISITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

3.       PAYMENT AND CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.1.   Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.2.   Closing Statement and Purchase Price Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.3.   Time and Place of Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.4.   Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

4.       REPRESENTATIONS AND WARRANTIES OF THE SELLERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.1.   Organization and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.2.   Authorization and Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.3.   Non-Contravention, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.4.   Title to Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.5.   Brokers, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

5.       REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.1.   Corporate Matters, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.2.   Financial Statements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.3.   Change in Condition Since Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.4.   Environmental Matters, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.5.   Real and Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.6.   Intellectual Property Rights.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.7.   Certain Contractual Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.8.   Insurance, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.9.   Litigation, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.10.  Compliance with Laws, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.11.  Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.12.  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.13.  Brokers, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.14.  Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.15.  Labor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

6.       REPRESENTATIONS AND WARRANTIES OF THE BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.1.   Corporate Matters, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.2.   Financial Condition, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29





                                      -i-
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
                                                                                                                           Page
                                                                                                                           ----
         6.3.   Investment Intent, Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.4.   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.5.   Brokers, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

7.       CERTAIN AGREEMENTS OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.1.   Payment of Transfer Taxes and Other Charges.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.2.   Confidentiality Covenant of the Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.3.   Operation of Business and Related Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         7.4.   Preparation for Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.5.   Potential Parachute Payments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.6.   Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.7.   No Section 338 Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.8.   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.9.   Delivery of Interim Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.10.  No Solicitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.11.  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.12.  Covenant Not to Compete; Non-Solicitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.13.  Litigation Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.14.  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.15.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.16.  Accountant's Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.17.  Discharge of Management Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.18.  Exercise of Options, Rights and Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

8.       CONDITIONS TO THE OBLIGATION TO CLOSE OF THE BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.1.   Representations, Warranties and Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.2.   Legality; Governmental Authorization; Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.3.   Third-Party Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.4.   Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.5.   Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.6.   General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.7.   Title Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.8.   Surveys   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

9.       CONDITIONS TO THE OBLIGATION TO CLOSE OF THE SELLERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.1.   Representations, Warranties and Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.2.   Legality; Government Authorization; Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         9.3.   Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         9.4.   General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

10.      EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.1.  Employment of Affected Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





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
                                                                                                                           Page
                                                                                                                           ----
         10.2.  Continuation of Employee Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.3.  WARN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         10.4.  Third-Party Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

11.      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.1.  Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.2.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.3.  Monetary Limitations on   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.4.  Third-Party Claims, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.5.  Mineral Spirits Remediation at Westminster, S.C. Facility   . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.6.  Special Hixon Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.7.  Certain Other Indemnity Matters.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

12.      CONSENT TO JURISDICTION; JURY TRIAL WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         12.1.  Consent to Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         12.2.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

13.      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         13.1.  Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         13.2.  Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         13.3.  Time of the Essence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

14.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         14.1.  Entire Agreement; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         14.2.  Amendment or Modification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         14.3.  Investigation; No Additional Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         14.4.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         14.5.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         14.6.  Limited Liability of Partners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         14.7.  Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         14.8.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         14.9.  Headings, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.10. Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.11. Termination of Stockholder's Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.12. Termination of Consulting Services Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.13. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.14. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.15. Strict Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.16. Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                   EXHIBITS

Exhibit 3.2.1             Working Capital
Exhibit 8.4               Opinion of Sellers' and Company Counsel
Exhibit 9.4               Opinion of Buyer's Counsel
Exhibit 11.5.2            Environmental Escrow Agreement


                                  SCHEDULES

Schedule 1                Ownership; Stock Subject to Liens
Schedule 4.3              Sellers' Exceptions to Non-Contravention
Schedule 5.1.2            Company Exceptions to Non-Contravention
Schedule 5.1.4            SH Holdings Corp. Subsidiaries
Schedule 5.1.5            Directors & Officers
Schedule 5.3              Changes in Condition Since Balance Sheet Date
Schedule 5.4              Environmental Matters
Schedule 5.5.1            Liens on Personal Property
Schedule 5.5.2            Owned Real Property
Schedule 5.5.2(a)         Liens on Owned Real Property
Schedule 5.5.2(b)         Leased Real Property
Schedule 5.6              List of Trademarks, Patents and Licenses
Schedule 5.7              Contractual Obligations
Schedule 5.8              Insurance Policies
Schedule 5.9              Litigation
Schedule 5.10             Compliance with Laws
Schedule 5.11             Tax Matters
Schedule 5.12             Employee Benefit Plans
Schedule 5.14             Absence of Undisclosed Liabilities
Schedule 5.15             Labor
Schedule 7.3              Operation of Business Pre-Closing
Schedule 7.12             Key Management Employees
Schedule 8.3              Third-Party Consents

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the first day of May, 1998, among SH Holdings Corp., a Pennsylvania corporation (the "Company"), each stockholder or holder of options, warrants or rights of the Company listed on Schedule 1 hereto which has executed a counterpart hereof (each singularly, a "Seller" and, collectively, the "Sellers" of the Company), Butler Capital Corporation, a Delaware corporation ("Butler") (with respect to
Section 7.12 hereof only) and Steel Heddle Group, Inc., a Delaware corporation (the "Buyer").

                                    Recitals

         1. Each of the Sellers owns (a) the shares of Class A Common Stock of the Company, par value $.01 per share set forth opposite such Seller's name on
Schedule 1 hereto (the "Class A Common Stock") ; (b) the shares of Class B Common Stock of the Company, par value $.01 per share set forth opposite such Seller's name on Schedule 1 hereto (the "Class B Common Stock"); (c) the options to purchase shares of Class A Common Stock set forth opposite such Seller's name on Schedule 1 hereto (the "Options"); (d) the warrants to purchase shares of Class A Common Stock set forth opposite such Seller's name on Schedule 1 hereto (the "Warrants"); and (e) the rights to purchase Class A Common Stock set forth opposite such Seller's name on Schedule 1 hereto (the "Rights"). The shares of Class A Common Stock and Class B Common Stock, together with any shares of Class A Common Stock issued upon exercise of the Options, Warrants and Rights prior to Closing, are referred to collectively as the "Shares," and the Shares, Options, Warrants and Rights are collectively referred to as the "Securities."

         2. The Buyer wishes to afford certain key employees of the Company who own Shares, Options or Rights the opportunity to exchange such Securities for Rollover Securities (as defined herein).

         3. The Sellers desire to (i) sell and transfer their Shares to Buyer for cash (other than any Shares designated by such Seller, subject to Buyer's approval, as Excluded Securities (as defined below) which would be exchanged for Rollover Securities (as defined below)) and (ii) have their Options, Warrants and Rights canceled in exchange for the payment in cash of their net value (other than any Options or Rights designated by such Seller, subject to Buyer's approval, as Excluded Securities which would be canceled in exchange for Rollover Securities).

                                   Agreement

         Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto hereby agree as follows:

1.       DEFINITIONS.  For purposes of this Agreement:

         1.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 1:

                 (a) The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement includes all subsections thereof.

                 (b) The words "party" and "parties" refer to the Sellers, the Company and the Buyer.

                 (c) Definitions are equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender include each other gender.

                 (d) Accounting terms used herein and not otherwise defined herein are used herein as defined by Generally Accepted Accounting Principles (as defined below) in effect as of the date hereof, consistently applied.

                 (e) All references in this Agreement to any Exhibit or Schedule, unless the context otherwise requires, refer to an Exhibit or Schedule, as the case may be, to this Agreement, all of which are made a part of this Agreement.

                 (f) The word "including" means including without limitation.

         1.2. Certain Definitions. The following terms shall have the following meanings:

                 1.2.1. "Action" means any judicial or administrative action, suit or proceeding before any Governmental Authority.

                 1.2.2.    "Active Remediation Phase" is defined in Section
         11.5.3.

                 1.2.3. "Affected Employees" means all current employees of any of the Steel Heddle Companies as of the Closing Date, including any such person who is on an approved leave of absence.

                 1.2.4. "Affiliate" means, as to the Company (or other specified Person), each Person directly or indirectly controlling, controlled by or under common control with the Company (or such specified Person). For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.

                 1.2.5.    "Agreement" is defined in the Preamble.

                 1.2.6.    "Another Transaction" is defined in Section 7.10.

                 1.2.7.    "Balance Sheet" is defined in Section 5.2.1.

                 1.2.8.    "Balance Sheet Date" means January 3, 1998.

                 1.2.9. "Bank Debt" means all Debt (including all outstanding principal, prepayment premiums, if any, and accrued interest, fees, penalties and expenses related thereto, but excluding the DHEC Letter of Credit) of the Steel Heddle Companies to NationsBank, N.A. under the Credit Agreement dated as of February 21, 1997 between the Company and NationsBank, N.A.

                 1.2.10. "BCC Sellers" means, collectively, Mezzanine Lending Associates II, L.P., a Delaware limited partnership; Mezzanine Lending Associates III, L.P., a Delaware limited partnership; Mezzanine Lending Management II, L.P., a Delaware limited partnership; Mezzanine Lending Management III, L.P.; a Delaware limited partnership; Senior Lending Associates I, L.P. a Delaware limited partnership; Senior Lending Associates II, L.P., a Delaware limited partnership; Senior Lending Management I, L.P., a Delaware limited partnership; and BCC Industrial Services, Inc., a Delaware corporation.

                 1.2.11. "Bonus Liability" means the aggregate amounts payable pursuant to the Bonus Agreements dated as of April 21, 1998 among the Company, Mfg. Co. and each of Benjamin G. Team, Robert W. Dillon and Jerry B. Miller as a result of the transactions contemplated by this Agreement.

                 1.2.12. "Business" means the business of the Steel Heddle Companies as such business is currently conducted.

                 1.2.13. "Business Day" means any day on which banking institutions in New York, New York are customarily open for the purpose of transacting business.

                 1.2.14.    "Butler" is defined in the Preamble.

                 1.2.15.    "Buyer" is defined in the Preamble.

                 1.2.16. "By-laws" means the corporate by-laws of a corporation, as from time to time in effect.

                 1.2.17.    "Cash Consideration" is defined in Section 3.1.3.

                 1.2.18. "Charter" means the certificate or articles of incorporation or organization or other charter or organizational documents of any Person (other than an individual), each as from time to time in effect.

                 1.2.19.    "Class A Common Stock" is defined in the Recitals.

                 1.2.20.    "Class B Common Stock" is defined in the Recitals.

                 1.2.21.    "Closing" is defined in Section 2.

                 1.2.22.    "Closing Balance Sheet" is defined in Section
         3.2.1.

                 1.2.23.    "Closing Date" is defined in Section 2.

                 1.2.24.    "Closing Working Capital" is defined in Section
         3.2.1.

                 1.2.25.    "COBRA" is defined in Section 5.12.

                 1.2.26. "Code" means the federal Internal Revenue Code of 1986, as amended.

                 1.2.27.    "Commitment Letters" is defined in Section 6.2.

                 1.2.28.    "Company" is defined in the Preamble.

                 1.2.29.    "Company Plans" is defined in Section 5.12.

                 1.2.30. "Compensation Tax Benefit" means an amount equal to the product of (a) 18.65%, multiplied by (b) the sum of (i) the Bonus Liability, plus (ii) the aggregate amount of the Cash Consideration before any adjustment to the Purchase Price pursuant to Section 3.2) actually paid in connection with the cancellation of Options, Warrants and Rights , plus (iii) the portion of the Escrow Amount attributable to such Options, Warrants and Rights (determined based on Proportionate Shares); provided, however, that each Potential Parachute Payment (as defined in Section 7.5 below) for which a waiver or stockholder approval is not obtained prior to the Closing in accordance with Section 7.5 shall be ignored for purposes of this clause (b). The amount of the Compensation Tax Benefit shall not be affected by any disallowance of any deduction claimed in respect of amounts included within the calculation.

                 1.2.31. "Confidential Information" means, as to any Person, any proprietary or confidential information concerning any of the Steel Heddle Companies or this Agreement, excluding information (a) that is generally known at the Closing Date in the trade or business in which the Steel Heddle Companies are now engaged or becomes so generally known after the Closing Date, through no act of such Person or his, her or its Affiliates; (b) has come into the possession of such Person or his, her or its Affiliates from a third party who is under no obligation to maintain the confidentiality of such information; (c) was developed by such Person or his, her of its Affiliates, independently of and without reference to the Confidential Information; or (d) is disclosed by Buyer or its Affiliates to third parties without restrictions on disclosure and use.

                 1.2.32.    "Confidentiality Agreement" is defined in Section
         7.2.

                 1.2.33.    "Contracts" is defined in Section 5.7.

                 1.2.34. "Contractual Obligation" means, with respect to any Person, any oral or written contract, agreement, deed, mortgage, lease, license, indenture, note, bond, or other document or instrument to which or by which such Person is legally bound.

                 1.2.35. "Debt" means all obligations (other than obligations owed to any Steel Heddle Company) of the Company or its Subsidiaries (i) for borrowed money (including accrued interest, fees, penalties and premiums or payments in addition to principal); (ii) evidenced by notes, bonds, debentures or similar instruments, but in no event including operating leases; (iii) in respect of capitalized leases and purchase money obligations, but in no event including trade payables incurred in the Ordinary Course of Business and payable in accordance with customary practices; (iv) in respect of banker's acceptances issued or created for the account of the Company or its Subsidiaries or letters of credit; (v) for indebtedness or obligations of the types referred to in the preceding clauses (i) through (iv) of any other Person secured by any Lien on any assets of the Company or its Subsidiaries to the extent attributable to the interest of the Company or any of its Subsidiaries in such assets, even though neither the Company nor any of its Subsidiaries has assumed or otherwise become liable for the payment thereof, but excluding customer deposits and interest payable thereon in the Ordinary Course of Business; and
         (vi) in the nature of guarantees of obligations of the type described in clauses (i) through (v) above of any other Person.

                 1.2.36.    "Debt Payment" is defined in Section 3.1.3.

                 1.2.37.    "Definitive Financing Agreements" is defined in
         Section 7.4.4.

                 1.2.38.    "Early Termination" is defined in Section 11.5.6.

                 1.2.39. "Enforceable" means, with respect to any Contractual Obligation, that such Contractual Obligation is the legal, valid and binding obligation of the Person in question, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

                  1.2.40.    "Environmental Escrow Agreement" is defined in
         Section 11.5.2.

                 1.2.41. "Environmental Law" means any Legal Requirement or common law as in effect as of the date hereof relating to (i) pollution or protection of the environment, (ii) releases or threatened releases of Hazardous Substances, or (iii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances.

                 1.2.42.    "Environmental Permits" is defined in Section 5.4.

                 1.2.43. "ERISA" means the federal Employee Retirement Income Security Act of 1974 or any successor statute, as amended and as in effect as of the date hereof.

                 1.2.44.    "Escrow Agent" is defined in Section 11.5.2.

                 1.2.45.    "Escrow Amount" is defined in Section 11.5.2.

                 1.2.46. "Excluded Securities" means any Securities which any Seller has elected, on or prior to the fifth (5th) Business Day preceding the Closing Date, (with the consent of Buyer) to exchange for Rollover Securities; provided, however, that no such Securities shall be Excluded Securities under this Agreement unless, prior to Closing, the applicable Seller has entered into the Rollover Documents.

                 1.2.47.    "Financial Statements" is defined in Section 5.2.1.

                 1.2.48.    "Financing" is defined in Section 7.4.4.

                 1.2.49.    "Financing Sources" is defined in Section 6.2.

                 1.2.50.    "Foreign Plans" is defined in Section 5.12.

                 1.2.51. "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States as in effect from time to time and (i) except in the case of Section 3.2.1, applied on a basis consistent with the preparation of the Financial Statements, (ii) and, in the case of Section 3.2.1, applied on a basis consistent with the Balance Sheet.

                 1.2.52. "Governmental Authority" means any federal, state or local government, regulatory or administrative agency or judicial authority (or any department, bureau or division thereof).

                 1.2.53. "Governmental Order" means any decree, stipulation, determination or award entered by any Governmental Authority that is directly applicable to and binding upon a Seller or one of the Steel Heddle Companies, as applicable.

                 1.2.54. "Hazardous Substances" means (i) substances defined in or regulated as toxic or hazardous or otherwise regulated under the following federal statutes and their state counterparts, and similar foreign statutes, as well as such statutes' implementing regulations, in each case, as amended and as in effect as of the date hereof: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Asbestos Hazard Emergency Response Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) PCBs; and (v) asbestos.

                 1.2.55.    "Hixon Claim" is defined in Section 11.6.

                 1.2.56.    "HSR Act" is defined in Section 6.1.3.

                 1.2.57.    "Indemnifying Party" is defined in Section 11.1.

                 1.2.58.    "Indemnitee" is defined in Section 11.1.

                 1.2.59.    "Intangibles" is defined in Section 5.6.

                 1.2.60.    "Interim Financial Statements" is defined in
         Section 7.9.

                 1.2.61.    "IRS" is defined in Section 5.11.

                 1.2.62. "Knowledge," with respect to a Person, means the actual awareness or understanding after reasonable inquiry of the specified Person with respect to the factors or matters on which a representation is based. In the case of the Knowledge of the Company, the term shall mean the Knowledge of any of Benjamin G. Team, Robert
         W. Dillon or Jerry B.  Miller.

                 1.2.63.    "Leased Real Property" is defined in Section 5.5.2.

                 1.2.64.    "Leases" is defined in Section 5.5.2.

                 1.2.65. "Legal Requirement" means any federal, state, local or foreign statute, ordinance, code, rule or regulation, or any Governmental Order, or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing, in each case other than an Environmental Law.

                 1.2.66.    "Licenses" is defined in Section 5.6.

                 1.2.67. "Lien" means any mortgage, pledge, lien, option, voting trust, security interest, attachment or other similar encumbrance, provided, however, that the term "Lien" shall not include
         (i) statutory liens for Taxes, to the extent that the payment thereof is not in arrears or otherwise due; (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not materially detract from the value of the property encumbered thereby or materially impair the use of such property in the Business; (iii) liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, to the extent that the payment thereof is not in arrears or otherwise due; (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security regulations; (v) liens in favor of carriers, warehousemen, mechanics and materialmen, liens to secure claims for labor, materials or supplies and other similar liens, to the extent that the payment thereof is not in arrears or otherwise due; and (vi) restrictions on transfer of securities imposed by applicable state and federal securities laws.

                 1.2.68. "Losses" means any and all damages, deficiencies, awards, assessments, amounts paid in good faith settlement, judgments, fines, penalties, costs and expenses (including reasonable legal costs and out-of-pocket expenses); provided, however, that the amount of any such Losses for the purposes of indemnification hereunder shall be determined net of the Net Insurance Recovery collected by the Indemnitee under insurance policies with respect to such Loss; provided further, however, that nothing contained in this Agreement shall obligate any party to obtain or maintain insurance or to make more than commercially reasonable efforts to assert any claim or otherwise seek to recover in respect of any Losses from any insurer. Further, in calculating the amount of any Losses, there shall be taken into account the present value (based on a discount factor equal to the applicable federal rate as determined under Section 1274(d)(1) of the Code) of any Tax Benefit or Tax liability reasonably expected to be realized or incurred by the Indemnitee (or any consolidated, combined or unitary group of which the Indemnitee is also a member) arising from the incurrence or payment of such Loss.

                 1.2.69. "Material Adverse Effect" means any change in or effect on the business of any of the Steel Heddle Companies which has a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Steel Heddle Companies taken as a whole.

                 1.2.70.     "Maximum Aggregate Loss" is defined in Section
         11.3.

                 1.2.71. "Mfg. Co." means Steel Heddle Mfg. Co., a Pennsylvania corporation and wholly-owned subsidiary of the Company.

                 1.2.72.    "Mineral Spirits Losses" is defined in Section
         11.5.1.

                 1.2.73.    "Mineral Spirits Releases" is defined in Section
         11.5.1.

                 1.2.74. "Mineral Spirits Remediation" is defined in Section 11.5.1.

                 1.2.75. "Net Insurance Recovery" means, with respect to any Person, any insurance proceeds recovered by such Person (or an Affiliate thereof) in respect of Losses, but excluding proceeds to the extent (i) premiums will be adjusted, under the terms of the relevant insurance policy or policies, to reimburse the insurer for the material part of such recovery or (ii) such Person incurs additional costs or expenses because filing the insurance claim with respect to such Losses results in the discontinuation of insurance coverage.

                 1.2.76.    "Non-Compete Period" is defined in Section 7.12.

                 1.2.77.    "Operation and Maintenance Phase" is defined in
         Section 11.5.3.

                 1.2.78.    "Options" is defined in the Recitals.

                 1.2.79. "Ordinary Course of Business" means the ordinary course of the Steel Heddle Companies' business consistent with their respective past customs and practices.

                 1.2.80.    "Owned Real Property" is defined in Section 5.5.2.

                 1.2.81. "Per Share Amount" means (x) the sum of the Purchase Price, plus the Compensation Tax Benefit, minus the Debt Payment, minus the Bonus Liability, minus the Unpaid Expenses, minus the Escrow Amount, plus the aggregate exercise price of all Options, Warrants and Rights, divided by (y) the sum of the number of shares of Common Stock outstanding as of the Closing Date, plus the number of shares of Common Stock issuable upon the exercise of all Options, Warrants and Rights as of the Closing Date.

                 1.2.82.    "Permits" is defined in Section 5.10.

                 1.2.83. "Person" means any individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization or other entity.

                 1.2.84.    "Personalty Leases" is defined in Section 5.5.1.

                 1.2.85.    "Potential Parachute Payments" is defined in
         Section 7.5.

                 1.2.86. "Prime" means the rate of interest per annum publicly announced from time to time by NationsBank, N.A.

                 1.2.87. "Proportionate Share" means for any Seller, the percentage for such Seller listed in the far right-hand column of
         Schedule 1 hereto.

                 1.2.88.    "Purchase Price" is defined in Section 3.1.

                 1.2.89.    "Real Property" is defined in Section 5.5.2.

                 1.2.90.    "Real Property Liens" is defined in Section 5.5.2.

                 1.2.91.    "Remediation Completion Costs" is defined in
         Section 11.5.7.

                 1.2.92.    "Rights" is defined in the Recitals.

                 1.2.93. "Rollover Consideration" means the aggregate value of the Rollover Securities, valued as follows: (a) each such share of Common Stock shall be valued at the Per Share Amount, (b) each such Option shall be valued at the Per Share Amount less the exercise price for such Option, and (c) each such Right shall be valued at the Per Share Amount less the exercise price for such Right.

                 1.2.94. "Rollover Documents" means the definitive documents pursuant to which the Buyer agrees with any Seller to issue Rollover Securities.

                 1.2.95. "Rollover Securities" means any shares of common stock, options or other equity-related interests of the Buyer which Buyer shall agree to issue to any Seller upon the surrender or cancellation of Securities held by such Seller.

                 1.2.96.    "SCDHEC" is defined in Section 11.5.1.

                 1.2.97. "SCDHEC Letter of Credit" means the irrevocable standby letter of credit No. 919989 in the amount of $671,000.00 issued on behalf of Mfg. Co. by NationsBank, N.A. for the benefit of the South Carolina Bureau of Solid and Hazardous Waste Management pursuant to regulations of the SCDHEC.

                 1.2.98.    "Scheduled Termination" is defined in Section
         11.5.6.

                 1.2.99.    "Securities" is defined in the Recitals.

                 1.2.100.    "Seller" is defined in the Preamble.

                 1.2.101.    "Seller Partnership" is defined in Section 14.6.

                 1.2.102. "Sellers' Representative" shall mean Butler or its designee, acting pursuant to the Sellers' Representative Agreement.

                 1.2.103. "Sellers' Representative Agreement" shall mean the agreement dated as of the date hereof among the Sellers' Representative, the Company, Mfg. Co. and each of the Sellers.

                 1.2.104.    "Shares" is defined in the Recitals.

                 1.2.105. "Steel Heddle Companies" means, collectively, the Company and its Subsidiaries.

                 1.2.106. "Subsidiary" means any Person of which the Company (or other specified Person) shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

                 1.2.107. "Tax" means any (and in the plural "Taxes" means all) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, severance, stamp, occupation, premium, profit, windfall profit, customs, duties, real property, personal property, capital stock, social security, employment, unemployment, disability, payroll, license, employee, withholding or other tax of every kind and nature arising under or imposed by any Legal Requirement, including all interest, penalties and additions with respect to any of the foregoing.

                 1.2.108. "Tax Benefit" means any reduction in Tax realized by any Person attributable to the consummation of the transactions contemplated by this Agreement (or other specified event), which Tax Benefit shall be determined after first taking all other items of income, gain, loss, deduction or credit of such Person into account.

                 1.2.109. "Tax Returns" means all federal, state, local, and foreign Tax returns, Tax reports, claims for refund of Tax, and declarations of estimated Tax, or other filings relating to Taxes and any schedule or attachments to any of the foregoing or amendments thereto, including (where permitted or required) consolidated, combined or unitary returns for any group of entities.

                 1.2.110.    "Title Companies" is defined in Section 8.7.

                 1.2.111. "Unpaid Expenses" means all fees and expenses payable to Merrill Lynch & Co. and to the legal, accounting and financial advisors to the Steel Heddle Companies and the Sellers payable by any Steel Heddle Company as of the Closing in connection with the solicitations of proposals to acquire the Company and the negotiation, execution and delivery of this Agreement and related agreements and the Closing hereunder.

                 1.2.112. "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

                 1.2.113.    "Warrants" is defined in the Recitals.

                 1.2.114. "Working Capital" means, as of a specified date, the sum of the following amounts reflected on a balance sheet of the Company as of such date: cash and cash equivalents; plus accounts receivable; plus inventories (at LIFO); plus prepaid expenses; minus accounts payable; minus accrued and sundry liabilities (other than accrued interest); in each case determined on a basis consistent with the Balance Sheet and Exhibit 3.2.1. Further, without limiting Section 3.2, Working Capital shall not include any accruals made after the date hereof in respect of the Aqua-Tech "superfund" site or any existing environmental issues associated with the Company's Greenville, South Carolina site.

                 1.2.115.    "Work Plan" is defined in Section 11.5.3.

2.       ACQUISITION.

         Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, on the day on which the Closing (the "Closing") takes place (such date being referred to herein as the "Closing Date"), each of the Sellers severally agrees to sell, transfer and deliver to the Buyer the number of Shares set forth opposite such Seller's name in Schedule 1 (other than any Excluded Securities) and the Buyer agrees to purchase and acquire from each of the Sellers such Shares for the consideration specified in Section 3 hereof, and each of the Sellers severally agrees to execute appropriate documentation to evidence the cancellation of the Options, Warrants and Rights set forth opposite such Seller's name in Schedule 1 (other than any Excluded Securities) and the Buyer agrees to deliver to the Seller's Representative, for further delivery to the applicable Seller, the consideration for such cancellation specified in Section 3 hereof.

3.       PAYMENT AND CLOSING.

         3.1.    Purchase Price.

                 3.1.1. Payment of Purchase Price. In consideration of the sale and transfer of the Securities by the Sellers to the Buyer and the discharge of the Debt and other transactions provided for herein, at the Closing, the Buyer will pay an aggregate amount equal to the sum of $164,150,000 (the "Purchase Price") (subject to later adjustment pursuant to Section 3.2 below) plus the Compensation Tax Benefit pursuant to the payment instructions in Section 3.1.3 below. The parties agree that none of the Purchase Price and Compensation Tax Benefit shall be allocable to the covenant not to compete in Section 7.12.

                 3.1.2. Allocation of Cash Consideration. The Cash Consideration (as defined in Section 3.1.3 below) shall be allocated among the Sellers such that (a) each Seller holding Common Stock shall receive the Per Share Amount for each Share then held by such Seller (other than any Excluded Securities), (b) each holder of Options (other than any Excluded Securities) shall receive the Per Share Amount for each Option to acquire one share of Common Stock then held less the exercise price for such Option, (c) each holder of Warrants shall receive the Per Share Amount for each Warrant to acquire one share of Common Stock then held less the exercise price for such Warrant and (d) each holder of Rights (other than any Excluded Securities) shall receive the Per Share Amount for each Right to acquire one share of Common Stock then held less the exercise price for such Right.

                 3.1.3. Payment Instructions. The Purchase Price and the Compensation Tax Benefit shall be payable at the Closing (i) by wire transfer of immediately available funds, to such accounts as the holders of the Debt may specify, of payment in full of the outstanding Debt other than the DHEC Letter of Credit (the "Debt Payment); (ii) by wire transfer of immediately available funds of an amount equal to the Bonus Liability to such accounts as the Persons owed the Bonus Liability may specify; (iii) by wire transfer of immediately available funds of an amount equal to the Unpaid Expenses to such accounts as the Persons owed the Unpaid Expenses may specify; (iv) by wire transfer of immediately available funds of an amount equal to the Escrow Amount to such account as may be specified by the Escrow Agent;
         (v) by issuance of Rollover Securities in accordance with the Rollover Documents (which shall be deemed to have a value for purposes of the payment of the Purchase Price and the Compensation Tax Benefit equal to the Rollover Consideration); (vi) subject to Section 7.17, by wire transfer of immediately available funds, the balance of the Purchase Price and the Compensation Tax Benefit after taking into account all payments pursuant to clauses (i) though (v) of this Section (such remaining balance being referred to herein as the "Cash Consideration"), in accordance with transfer instructions provided to
         the Buyer by the Sellers' Representative.   Such transfer instructions
         with respect to the allocation of the Cash Consideration and the accounts to which payments thereof shall be provided within two (2) Business Days prior to Closing, and shall include directions to pay
         (a) $3,000,000 to the settlement account established pursuant to
         Section 2(iii) of the Seller's Representative Agreement; (b) an amount sufficient to satisfy any federal, state or local withholding tax requirements of the Company in respect of the payment of the Cash Consideration to the Sellers, to an account established for the Company; and (c) the remaining Cash Consideration to accounts and in the amounts specified in such instructions. The Buyer's obligations with respect to the method of payment to the Sellers shall be limited to making such payments in accordance with the instructions given to the Buyer by the Sellers' Representative. Each party hereby acknowledges that the computation of the Compensation Tax Benefit and Per Share Amount are interdependent and shall be determined by an iterative process.

         3.2.    Closing Statement and Purchase Price Adjustment.

                 3.2.1. As promptly as practicable, and in any event within sixty (60) days after Closing, the Buyer shall prepare, and cause Deloitte & Touche LLP to review (it being understood that the Buyer shall bear all costs and expenses associated with such review), a consolidated balance sheet for the Steel Heddle Companies as of the Closing, before giving effect to the transactions occurring at the Closing (as initially prepared, and as subsequently determined in accordance with this Section 3.2, the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared on a basis consistent with the
         Balance Sheet,   even if consistent treatment as such is not the best
         treatment or an appropriate treatment, in whole or in part, under Generally Accepted Accounting Principles. In addition, the Buyer shall cause Deloitte & Touche LLP to review a written calculation in the form of Exhibit 3.2.1 calculating the Working Capital of the Company as of the Closing (the "Closing Working Capital"), based on the Closing Balance Sheet and on a basis consistent with such Exhibit.
         (By way of example, (a) current assets, (b) current liabilities and (c) Working Capital for April 4, 1998 were $26,511,579, $6,694,841 and $19,816,738, respectively.)

                 3.2.2. If within twenty (20) days following delivery of the Closing Balance Sheet and the computation of Closing Working Capital, the Sellers' Representative has not raised any objection to such Closing Balance Sheet or computation of Closing Working Capital, then such Closing Balance Sheet shall be deemed to have been accepted and the computation of Closing Working Capital shall be binding for purposes of Section 3.2.3 below. If the Sellers' Representative raises any objection to such Closing Balance Sheet or computation of Closing Working Capital within such 20-day period and the Buyer and the Sellers' Representative cannot agree on the Closing Balance Sheet or the calculation of Closing Working Capital within twenty (20) days of such objection, either party may submit the dispute to Coopers & Lybrand LLP, or if such firm declines to serve, then to another nationally recognized accounting firm selected upon mutual agreement of the parties, for resolution within thirty (30) days or as soon thereafter as reasonably practicable. Such accounting firm shall determine, only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Balance Sheet and the calculation of Closing Working Capital require adjustment in order to comply with the requirements of Section 3.2.1. The decision by such accounting firm shall be final and binding on the parties. The costs and expenses of such accountants shall be paid by the party whose position is, as ruled by such accounting firm, most incorrect. The Buyer and the Sellers shall make available to such accounting firm and each other all relevant books and records and work papers (including, if available, work papers of their respective accountants) relating to the Closing Balance Sheet and the computation of Closing Working Capital and all other information reasonably requested by such accounting firm.

                 3.2.3. Upon final determination of the Closing Working Capital, either by agreement between the Buyer and the Sellers' Representative or determination in accordance with Section 3.2.2, (a) if the Closing Working Capital exceeds $19,457,802 the Purchase Price shall be increased by the amount of such excess, and (b) if the Closing Working Capital is less than such amount, the Purchase Price shall be decreased by the amount of such shortfall. Within ten (10) Business Days after the final determination of the Closing Working Capital, the Buyer (in the case of any increase in the Purchase Price) or the Sellers (in the case of a decrease in the Purchase Price) shall pay in immediately available funds an amount equal to the amount of such increase or decrease. Any payment made to the Sellers pursuant to this Section 3.2.3 shall be allocated in accordance with each Seller's Proportionate Share. The Sellers' obligations, if any, to the Buyer under this Section 3.2.3 shall be joint and several. Any payment which is made after the applicable due date shall bear simple interest at the Prime Rate.

         3.3. Time and Place of Closing. The Closing shall take place at the conference center of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York, at 10:00 a.m. (local time) on May 27, 1998 or such other date as is jointly specified by the parties, which date shall be not later than five (5) Business Days after the satisfaction or waiver of all conditions precedent set forth in Sections 8 and 9 hereof or at such other time or place upon which the parties may agree.

         3.4. Delivery. At the Closing, each of the Sellers shall deliver to Buyer: (a) the certificate or certificates evidencing all of the Common Stock held by such Seller; (b) evidence of cancellation of all Options, Warrants or Rights held by such Seller and the release of all liabilities of the Company related thereto; (c) certificates executed by the Secretary of Company certifying as to the resolutions of the Board of Directors and the stockholders of the Company authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement;
(d) a certificate of the Secretary of the Company certifying as to the incumbency of the officers of the Company and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Company; (e) a certificate, dated within three (3) Business Days of the Closing Date, of the Secretary of the Commonwealth of Pennsylvania establishing that the Company is in existence and otherwise is in good standing to transact business in its state of incorporation; (f) certificates, dated within three
(3) Business Days of the Closing Date, of the Secretaries of State of the states of incorporation of each of the Subsidiaries establishing that each of the Subsidiaries is in existence and otherwise is in good standing to transact business in its state of incorporation; (g) certificates, dated within ten (10) days of the Closing Date, of the Secretaries of State of the states in which the Company is qualified to do business, to the effect that the Company is qualified to do business and is in good standing as a foreign corporation in each of such states; and (h) certificates, dated within ten (10) days of the Closing Date, of the Secretaries of State of the states in which each of the Subsidiaries is qualified to do business, to the effect that each of the Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each of such states (it being understood that the deliveries specified in clauses (c)-(h) of this Section 3.4 shall be made once on behalf of all Sellers); and the Buyer shall deliver: (w) the Purchase Price and the Compensation Tax Benefit, as specified in Section 3.1; (x) a certificate executed by the Secretary of the Buyer, certifying as to the resolutions of the Board of Directors and stockholders of the Buyer authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement; (y) a certificate of the Secretary of the Buyer certifying as to the incumbency of the officers of the Buyer, and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Buyer; and (z) a certificate, dated within three
(3) Business Days of the Closing Date, of the Secretary of State of the State of Delaware establishing that the Buyer is in existence and otherwise is in good standing to transact business in its state of incorporation.

4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, severally and not jointly, represents and warrants, but only with respect to such Seller and the Securities owned by such Seller, that:

         4.1. Organization and Authority. In the case of each Seller that is not an individual, such Seller is an entity duly formed, legally existing and in good standing under the laws of the jurisdiction of its organization and such Seller has full power and authority to enter into this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby. In the case of each Seller that is an individual, such Seller has the legal capacity to enter into this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby.

         4.2. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by, and is Enforceable against, such Seller.

         4.3. Non-Contravention, Etc. Except as set forth in Schedule 4.3, the execution and delivery of this Agreement by such Seller and the consummation by such Seller of the Closing hereunder in accordance with the terms and conditions of this Agreement do not and will not conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, or require any consent, waiver, approval or authorization under, any Contractual Obligation to which such Seller is a party or by which such Seller is, or the Securities to be sold or canceled by such Seller hereunder are, bound or any Legal Requirement applicable to such Seller or to the Securities to be sold or canceled by such Seller. No consent is required to be obtained by such Seller in connection with the execution, delivery and performance of this Agreement by such Seller or the sale of the Securities to be sold or canceled by such Seller as contemplated hereby, except as set forth in Schedule 4.3, and other than any consent where the failure of such Seller to obtain such consent would not materially and adversely affect the Seller's ability to consummate the Closing hereunder in accordance with the terms and conditions of this Agreement and would not prevent such Seller from performing in all material respects any of its obligations under this Agreement.

         4.4. Title to Securities. Such Seller is the record and beneficial owner of the Securities set forth opposite such Seller's name on Schedule 1, and, except as set forth in Schedule 1, such Seller owns the Securities, free and clear of any Liens. Upon delivery to the Buyer of certificates representing such Securities, and upon such Seller's receipt of payment therefor, title to the Securities held by such Seller will pass to the Buyer, free and clear of any Liens.

         4.5. Brokers, Etc. Except for payments to be made by the Sellers to Merrill Lynch & Co., no broker, finder, investment bank or similar agent is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of such Seller.

5. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY. The Company represents and warrants that:

         5.1.    Corporate Matters, Etc.

                 5.1.1.    Organization, Power and Standing of the Company.
         The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) has the corporate power and authority to own, operate or lease its properties and to carry on its business in all material respects as currently conducted; and (iii) is in good standing as a foreign corporation and is duly licensed or qualified to transact business in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where failure to be so qualified has not had, and would not reasonably be expected to have, a Material Adverse Effect.

                 5.1.2.    Non-Contravention, Etc.  Except for items listed on
         Schedule 5.1.2, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing hereunder in accordance with the terms and conditions of this Agreement does or will constitute, result in or give rise to (with or without notice or passage of time) (i) a breach, violation or default under any Legal Requirement applicable to any of the Steel Heddle Companies; (ii) a breach of or default under any provision of the Charter or By-Laws of any of the Steel Heddle Companies; (iii) the imposition of any Lien upon any asset of any of the Steel Heddle Companies (except for liens created by or on behalf of the Buyer); or (iv) a material breach of or default under (or the acceleration of the time for performance of any material obligation under), or require any consent, waiver, approval or authorization under, any Contractual Obligation of any of the Steel Heddle Companies. Except as set forth in Schedule 5.1.2, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority is required to be obtained or made by or on behalf of any of the Steel Heddle Companies in connection with the execution, delivery or performance of this Agreement and the consummation of the Closing hereunder in accordance with the terms and conditions of this Agreement, except those (x) which shall have been obtained or made on or prior to, and shall be in full force and effect at, the Closing Date and (y) where failure to obtain such approval, consent, waiver, authorization or other order, or to make such declaration, filing, registration, qualification or recording, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                 5.1.3. Capital Stock. The entire authorized capital stock of the Company consists of (i) 2,000,000 shares of Class A Common Stock, of which as of the date hereof 91,080 shares are issued and outstanding and 54,596 shares are reserved for issuance upon exercise of the Options, Warrants and Rights, and (ii) 8,000,000 shares of Class B Common Stock, of which as of the date hereof 912,250 shares are issued and outstanding. The Shares constitute all of the issued and outstanding shares of Common Stock of the Company and are duly authorized, validly issued and are fully paid and nonassessable. The Securities are held of record in the number and by the Sellers as set forth on Schedule 1. Except for this Agreement and the Options, Warrants and Rights, there is no Contractual Obligation pursuant to which the Company has granted any option, warrant or other right to any Person to acquire the shares of Common Stock or any other securities of, or equity interests in, the Company.

                 5.1.4. Subsidiaries. Schedule 5.1.4 sets forth a true and complete list of all Subsidiaries of the Company, including the name and jurisdiction of organization of each such Subsidiary. Each Subsidiary listed on Schedule 5.1.4 is a corporation or other entity duly formed and validly existing under the laws of its jurisdiction of organization, has the corporate or other requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Subsidiary and to carry on its business in all material respects as currently conducted, and is duly qualified as a foreign corporation or other entity in each jurisdiction indicated on
         Schedule 5.1.4, and there are no other jurisdictions in which any such Subsidiary is required to be qualified, except where the failure to be so qualified has not had, and would not reasonably be expected to have, a Material Adverse Effect. Except as set forth in Schedule 5.1.4, each Subsidiary listed on Schedule 5.1.4 is wholly-owned by the Company (either directly or indirectly by way of ownership through another Subsidiary listed on Schedule 5.1.4). Except for the Subsidiaries, the Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any Person.

                 5.1.5. Corporate Records. The Company has heretofore delivered or made available to the Buyer true and complete copies of the Charter and By-laws of each of the Steel Heddle Companies, in each case as in effect on the date hereof. Schedule 5.1.5 lists the directors and officers of each of the Steel Heddle Companies. The Company has delivered or made available to the Buyer the minute books (containing the records of meetings of the stockholders, the Board of Directors, and any committees of the Board of Directors), the stock certificate books, and the stock record books of each of the Steel Heddle Companies, and such minute books, stock certificate books, and stock record books are correct and complete in all material respects.

         5.2.    Financial Statements, Etc.

                 5.2.1. Financial Information. The Buyer has been furnished with the consolidated audited balance sheets of the Company and its consolidated Subsidiaries as of January 3, 1998 (the "Balance Sheet"), December 28, 1996 and December 30, 1995 and the related statements of earnings and shareholders equity and cash flows for the fiscal years ended January 3, 1998, December 28, 1996 and December 30, 1995, accompanied by the notes thereto and by the reports thereon of Ernst & Young LLP (collectively, the "Financial Statements").

                 5.2.2. Character of Financial Information. Unless otherwise disclosed therein, the Financial Statements were prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods specified therein and present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries as of the dates and for the periods specified therein in accordance with Generally Accepted Accounting Principles, and to the Knowledge of the Company are consistent with the books and records of the Steel Heddle Companies (which books and records are to the Knowledge of the Company correct and complete in all material respects).

         5.3. Change in Condition Since Balance Sheet Date. Except for matters set forth in Schedule 5.3, since the Balance Sheet Date and until the date hereof:

                 (a) the Business has been conducted only in the Ordinary Course of Business (except as otherwise required or explicitly permitted by the terms of this Agreement) and other than transactions between or among the Company and its domestic Subsidiaries, neither the Company nor any of its Subsidiaries has:

                            (i) entered into any Contractual Obligation other than this Agreement relating to
                                       (A) the sale of any capital stock or
                                       equity interest in any of the Steel
                                       Heddle Companies, (B) the purchase of
                                       assets constituting a business or (C)
                                       any merger, consolidation or other
                                       business combination;

                            (ii) settled or agreed to settle any Action in excess of $100,000 or any claim of any other Person in excess of $100,000;

                            (iii) subjected to any Lien any of their assets other than (A) conditional sales or similar security interests granted in connection with the lease or purchase of equipment or supplies in the Ordinary Course of Business; and (B) Liens disclosed on Schedule 5.5.1;

                            (iv) sold, leased, transferred or exchanged any material property for less than the fair value thereof; or

                            (v) declared or paid any dividends on any shares of its capital stock;

                 (b) none of the Steel Heddle Companies has entered into any Contractual Obligation to do any of the actions referred to in clause (a) above;

                 (c) there has not been any resignation or threatened resignation of any key employee of any of the Steel Heddle Companies; and

                 (d) there has not been any material adverse change or any event that would reasonably be expected to cause any material adverse change in the Business, assets, liabilities, results of operations or financial condition of the Steel Heddle Companies, taken as a whole, other than changes resulting from general economic, financial or market conditions or circumstances generally affecting the Business.

         5.4.    Environmental Matters, Etc.  Except as set forth on Schedule
5.4 or has not had, or would not reasonably be expected to have, a Material Adverse Effect, each of the Steel Heddle Companies has complied and is in compliance with all Environmental Laws. Except as set forth on Schedule 5.4, there is no Action pending or, to the Knowledge of the Company, threatened against any of the Steel Heddle Companies in respect of (i) noncompliance by any of the Steel Heddle Companies with any Environmental Laws or (ii) the release or threatened release into the environment of any Hazardous Substance at the Real Property or by any of the Steel Heddle Companies; or (iii) the handling, storage, use, transportation or disposal of any Hazardous Substance by any of the Steel Heddle Companies; except for Actions filed or threatened after the date hereof that in the aggregate have not had, or would not be reasonably expected to have, a Material Adverse Effect (it being understood that the Company shall promptly notify the Buyer of any such Action before Closing). Except as set forth on Schedule 5.4. each of the Steel Heddle Companies has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of the Business (the "Environmental Permits"), except where such noncompliance or the failure to obtain Environmental Permits has not had, or would not reasonably be expected to have, a Material Adverse Effect. Except as set forth on Schedule 5.4, none of the Steel Heddle Companies has received any notice, report or other written information regarding any actual or alleged violation of Environmental Laws or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) thereunder, including any investigatory, remedial or corrective obligations, relating to any of the Steel Heddle Companies or their facilities arising under Environmental Laws. Except as set forth on Schedule 5.4, to the Knowledge of the Company, none of the Steel Heddle Companies, or their respective predecessors or Affiliates, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any Hazardous Substance, or owned or operated any property or facility in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys fees, pursuant to any Environmental Laws. Except as set forth on Schedule 5.4, to the Knowledge of the Company, none of the property or facilities (including the Real Property) owned or operated by any of the Steel Heddle Companies is contaminated by any Hazardous Substance. To the Knowledge of the Company, except as set forth on Schedule 5.4, none of the Steel Heddle Companies has, either expressly or by operation of law, assumed, undertaken or otherwise become subject to any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws. Except as set forth on Schedule 5.4, to the Knowledge of the Company, no facts, events or conditions relating to the past or present facilities, properties or operations of any of the Steel Heddle Companies or their respective predecessors or Affiliates are reasonably likely to prevent, hinder or limit continued compliance with Environmental Laws or give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws.

         5.5.    Real and Personal Property.

                 5.5.1. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, each of the Steel Heddle Companies has valid title to all of its material personal property, and such material personal property is not subject to any Lien except as set forth on Schedule 5.5.1. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, (i) all material leases and licensing agreements for personal property ("Personalty Leases") leased or licensed by any of the Steel Heddle Companies are valid and in full force; (ii) the Steel Heddle Companies have performed in all material respects all obligations required to be performed by them under such Personalty Leases; and (iii) no event or condition exists which constitutes or, with the giving of notice or the passage of time or both, would constitute a material default by any of the Steel Heddle Companies as lessee or licensee under such Personalty Leases.

                 5.5.2. (a) Attached as Schedule 5.5.2 is the address and legal description of all real property owned by the Company or any Subsidiary (the "Owned Real Property"). The Company or its applicable Subsidiary has good and marketable title in and to all of the Owned Real Property subject to no Liens, or other licences, material encroachments, encumbrances or other defects in title (collectively, the "Real Property Liens") except for those listed on Schedule 5.5.2(a).

                 (b) Attached as Schedule 5.5.2(b) is a list of all leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "Leases") relating to the lease or sublease of real property to, or the occupancy of any real property by, any Steel Heddle Company (the "Leased Real Property"; the Owned Real Property and the Leased Real Property are collectively referred to herein as the "Real Property") to which the Company or any Subsidiary is a party. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, (i) all Leases to the Steel Heddle Companies are valid and in full force and effect; (ii) the Steel Heddle Companies have performed in all material respects all obligations required to be performed by them under such Leases; and (iii) no event or condition exists which constitutes or, with the giving of notice or passage of time or both, would constitute a material default by any of the Steel Heddle Companies as lessee under such Lease.

                 (c) The Real Property constitutes all of the real property owned or leased in connection with the Business. Except as set forth on Schedule 5.5.2(b), other than the Company and its Subsidiaries, there are no parties in possession or parties leasing or occupying any of the Owned Real Property. The Owned Real Property is in condition and repair sufficient in all material respects for the conduct of the Business. The Owned Real Property and all plants, buildings and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations except where such failure or violation has not had, or would not reasonably be expected to have, a Material Adverse Effect. All permits, licenses and other approvals necessary for the current occupancy and use of the Owned Real Property have been obtained, are in full force and effect and have not been violated, except where such failure or violation has not had, or would not reasonably be expected to have, a Material Adverse Effect. All improvements located on the Real Property have direct or indirect access to a public road, except where such failure to have access has not had, or would not reasonably be expected to have, a Material Adverse Effect. The Company has not received any notice of any condemnation proceeding affecting any material portion of the Owned Real Property. To the Knowledge of the Company, there are no outstanding options or rights of first refusal with respect to the purchase or use of any of the Owned Real Property.

         5.6. Intellectual Property Rights. Schedule 5.6 lists all material patents, trade and product names, trademarks, service marks, logos and copyrights (including registrations and applications therefor) that are owned or licensed by any of the Steel Heddle Companies, other than commercially available software programs (the "Intangibles"). Schedule 5.6 also lists each license or other Contractual Obligation under which any Intangible is licensed by any of the Steel Heddle Companies as licensee (the "Licenses"). Except as disclosed on Schedule 5.6 or Schedule 5.7, there is no license or other Contractual Obligation under which any of the Steel Heddle Companies is a licensor with respect to any Intangibles. Except has not had or would reasonably be expected to have a Material Adverse Effect, use by the Steel Heddle Companies of the Intangibles does not infringe any rights of any third party. To the Knowledge of the Company, no activity of any third party infringes upon the rights of the Steel Heddle Companies with respect to any of the Intangibles. Except has not had or would reasonably be expected to have a Material Adverse Effect, the Steel Heddle Companies own and possess all right, title and interest in and to, or have a valid and enforceable license to use, the Intangibles, free and clear of all Liens.

         5.7. Certain Contractual Obligations. Set forth on Schedule 5.7 is a true and complete list of all of the following Contractual Obligations of the Steel Heddle Companies (other than (i) the Options, Warrants and Rights, and (ii) Contractual Obligations incurred solely in connection with the transactions contemplated hereby):

                 (a)        all collective bargaining agreements;

                 (b) all written employment or consulting agreements pursuant to which services are rendered to the Steel Heddle Companies, in each case which are likely to involve payments by or on behalf of any of the Steel Heddle Companies in excess of $100,000 per year;

                 (c) all Contractual Obligations under which any of the Steel Heddle Companies is or will after the Closing be restricted in any respect from carrying on their respective business or other activities conducted by them or presently contemplated to be conducted by them anywhere in the world (other than use restrictions contained in any of the Leases and Personalty Leases that are of the type and scope customarily found in such Contractual Obligations);

                 (d) all Contractual Obligations to sell or otherwise dispose of any assets (other than products pursuant to purchase orders or agreements entered into in the Ordinary Course of Business) having a fair market value in excess of $250,000, individually or $500,000 in the aggregate;

                 (e) all Contractual Obligations between any of the Steel Heddle Companies on the one hand and any Affiliate of any of the Steel Heddle Companies (other than one of the other Steel Heddle Companies) on the other hand;

                 (f) all Contractual Obligations (including partnership and joint venture agreements) under which (i) any of the Steel Heddle Companies has any liability or obligation for Debt, (ii) a Lien is imposed on any of its assets or (iii) any Person has any liability or obligation constituting or giving rise to a guarantee of any liability or obligation of any of the Steel Heddle Companies, in either case involving any Debt or liability in excess of $100,000 individually or $500,000 in the aggregate;

                 (g) all Contractual Obligations pursuant to which any of the Steel Heddle Companies incurred an obligation in respect of indemnification obligations, purchase price adjustment or otherwise either (x) not in the Ordinary Course of Business, or (y) in connection with any (i) acquisition or disposition of assets constituting a business or securities representing a controlling interest in any Person; (ii) merger, consolidation or other business combination, or (iii) series or group of related transactions or events of a type specified in subclauses (i) through (ii);

                 (h) all Contractual Obligations pursuant to which any of the Steel Heddle Companies may be expected to perform services with a value in excess of $250,000 individually or $500,000 in the aggregate per year and which cannot be canceled by any of the Steel Heddle Companies within ninety (90) days, except for customer purchase orders received in the Ordinary Course of Business;

                 (i) all Contractual Obligations pursuant to which any of the Steel Heddle Companies may be obligated to pay for goods and services to be delivered or performed in excess of $250,000 individually or $500,000 in the aggregate per year, except for purchase orders issued in the Ordinary Course of Business;

                 (j) any non-solicitation, non-competition or material confidentiality agreement under which any of the Steel Heddle Companies has any obligation of non-solicitation, non-competition or confidentiality;

                 (k) all profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of any current or former director, officer, or employee of any of the Steel Heddle Companies; and

                 (l) any lease, sublease, license or sublicense of personal property from or to any third parties providing for payments in excess of $100,000 individually or $250,000 in the aggregate or any material lease, sublease, license or sublicense of personal property providing for a term or duration in excess of twelve (12) months from the date hereof (without considering any option or right thereunder to terminate the term or duration thereof prior to the expiration thereof).

Each of the Contractual Obligations listed on Schedule 5.7 shall be referred to herein collectively as the "Contracts". No breach or default in performance by any of the Steel Heddle Companies under any of the Contracts has occurred and is continuing, and no event has occurred which with notice or lapse of time or both would constitute such a breach or default, other than any breach or default which has not had, or would not reasonably be expected to have, a Material Adverse Effect. To the Knowledge of the Company, no material breach or default by any other Person under any of the Contracts has occurred and is continuing, and no event has occurred which with notice or lapse of time or both would constitute such a breach or default. The Company has made each written Contract available to the Buyer, and has provided a written summary of each oral Contract to the Buyer. Each of the Contracts is valid, binding and enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights, or the applicability of equitable principles.

         5.8. Insurance, Etc. Schedule 5.8 is a true and accurate list as of the date hereof of all material policies or binders of insurance covering the operations of the Steel Heddle Companies. The Company has delivered or made available to the Buyer true and accurate copies of all such policies or binders as in effect on the date hereof. To the Knowledge of the Company, none of the Steel Heddle Companies is in any material default with respect to its obligations under any of such policies.

         5.9. Litigation, Etc. Except as set forth on Schedule 5.9 or has not had, or would not reasonably be expected to have, a Material Adverse Effect, there is no Action involving any of the Steel Heddle Companies pending or, to the Knowledge of the Company, threatened. There is no Action pending or, to the Knowledge of the Company, threatened in writing, which seeks rescission of or seeks to enjoin the consummation of this Agreement or any of the transactions contemplated hereby.

                 5.10. Compliance with Laws, Etc. Each of the Steel Heddle Companies has complied and is in compliance with, and the operations of the Business have been and are in compliance with, applicable Legal Requirements, except as set forth in Schedule 5.10, or as have not had, and would not reasonably be expected to have, a Material Adverse Effect. The Steel Heddle Companies have been granted and have complied with and are in compliance with all licenses, permits, consents, approvals, franchises and other authorizations under any Legal Requirement necessary for the conduct of the Business or the ownership or operation of the Owned Real Property (the "Permits"), except where the failure to obtain or to comply with such Permits has not had, and would not reasonably be expected to have, a Material Adverse Effect. The Company has not received any written notice that any Governmental Authority or other licensing authority will revoke, cancel, rescind, materially modify or refuse to renew in the ordinary course any of the Permits.

         5.11.   Tax Matters.

                 Except as set forth on Schedule 5.11:

                 (a) Each of the Steel Heddle Companies has filed or has had filed on its behalf all Tax Returns that it was required to file on or before the date hereof (or the Closing Date), and has paid or accrued in accordance with Generally Accepted Accounting Principles on the Closing Balance Sheet all Taxes through the Closing Date, except where the failure to file Tax Returns or to pay Taxes has not had, or would not reasonably be expected to have, a Material Adverse Effect, or except to the extent of any Taxes arising as a result of any disallowance of any deductions (and any corresponding imposition of any withholding) claimed or expected to be claimed in respect of items included in the calculation of the Compensation Tax Benefit;

                 (b) all deficiencies asserted in writing and any assessments made as a result of any examinations of the Tax Returns referred to in clause (a) by the Internal Revenue Service ("IRS") or the appropriate state, local or foreign taxing authority have been paid in full;

                 (c) none of the Steel Heddle Companies has received any written notice of any audit, claim, deficiency or assessment pending or proposed with respect to Taxes of any of the Steel Heddle Companies;

                 (d) none of the Steel Heddle Companies is party to any written agreements or waivers extending the statutory period of limitation applicable to any Taxes of the Steel Heddle Companies;

                 (e) to the Company's Knowledge, none of the Steel Heddle Companies (i) files or is required to file any combined, consolidated or unitary federal, state, local or foreign Tax Returns (other than Tax Returns filed by a group the common parent of which was the Company) and (ii) is a party to any Contractual Obligation relating to the allocation or sharing of Taxes;

                 (f) there are no Tax liens (other than liens for current Taxes not yet due and payable) upon any properties or assets of any of the Steel Heddle Companies;

                 (g) all of the Steel Heddle Companies have duly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person that required withholding (and have otherwise complied with all applicable laws relating to the payment and withholding of Taxes), except where the failure to withhold or pay such Taxes has not had, or would not reasonably be expected to have, a Material Adverse Effect;

                 (h) none of the Steel Heddle Companies have made any election under Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law);

                 (i) none of the Steel Heddle Companies has any current obligation to indemnify or otherwise assume or succeed to the liability of any Person other than any of the Steel Heddle Companies for the payment of Taxes other than in the ordinary course of its business; and

                 (j) none of the Steel Heddle Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting made by any of the Steel Heddle Companies prior to the Closing Date for a taxable period ending on or prior to the Closing Date, (ii) any closing agreement described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income tax law) entered into by any of the Steel Heddle Companies prior to the Closing Date, or (iii) any installment sale made prior to the Closing Date.

         5.12.   Employee Benefit Plans.

                 (a) Schedule 5.12 lists each employee benefit plan, program or policy (including each "employee benefit plan" within the meaning of Section 3(3) of ERISA) that is maintained or otherwise contributed to by the Company or any of its Subsidiaries or with respect to which any of the Steel Heddle Companies has any liability (collectively, the "Company Plans").

                 (b) With respect to each of the Company Plans, the Company has made available to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument pursuant to which the Company is obligated; (ii) any summary plan description;
         (iii) the two (2) most recent annual Forms 5500 (if applicable) with respect to such Company Plans; (iv) the two (2) most recent actuarial valuation reports, if applicable; and (v) if such Company Plan is intended to be a qualified single employer plan under Section 401(a) of the Code, the most recent favorable determination letter received from the Internal Revenue Service.

                 (c) Except as set forth in Schedule 5.12 (i) each Company Plan is in compliance as of the date hereof with its terms and the applicable provisions, if any, of ERISA and the Code, except where noncompliance does not have, or would not be reasonably expected to have, a Material Adverse Effect; (ii) each Company Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification, and nothing has occurred since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of such Company Plan; (iii) to the Knowledge of the Company as of the date of this Agreement no "reportable event" (as such term is used in Section 4043 of ERISA), "prohibited transaction" (as such term is used in Section 4975 of the Code or Section 406 of ERISA) or "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the Code) has heretofore occurred with respect to any Company Plan; (iv) no material litigation or administrative or other proceedings involving the Company Plans have occurred or, to the Knowledge of the Company, are threatened; (v) each of the Steel Heddle Companies has complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA ("COBRA") with respect to employees and their spouses, former spouses and dependents, except where failure to comply has not had, or would not reasonably be expected to have, a Material Adverse Effect; and
         (vi) none of the Steel Heddle Companies has any obligation under any Company Plan to provide health or life insurance benefits to former employees of any of the Steel Heddle Companies except as specifically required by COBRA or state law; and (vii) no asset of the Steel Heddle Companies that is to be acquired by the Buyer, directly or indirectly, pursuant to this Agreement is subject to any Lien under Section 412 of the Code or ERISA.

                 (d) None of the Steel Heddle Companies maintains or contributes to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) or has incurred any withdrawal liability with respect to any such plan.

                 (e) None of the Steel Heddle Companies has any liability with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) solely by reason of being treated as a single employer under Section 414 of the Code with any trade, business or entity other than the Steel Heddle Companies.

                 (f) Except as set forth in Schedule 5.12, none of the Steel Heddle Companies contributes to, maintains or sponsors or has any liability with respect to any employee benefit plan, agreement or arrangement applicable to employees located outside the United States (the "Foreign Plans"). Each Foreign Plan is in compliance with all laws applicable thereto and the respective requirements of such Foreign Plan's governing documents, except where such noncompliance does not have, or would not reasonably be expected to have, a Material Adverse Effect.

         5.13. Brokers, Etc. Except for payments to be made by the Sellers to Merrill Lynch & Co., no broker, finder, investment bank or similar agent is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of any of the Steel Heddle Companies or the Sellers.

         5.14. Absence of Undisclosed Liabilities. Except for liabilities disclosed in the Balance Sheet or incurred in the Ordinary Course of Business since the Balance Sheet Date, and except as listed on Schedule 5.14, none of the Steel Heddle Companies has as of the date hereof, or will have as of the Closing Date, any liabilities of the type required by Generally Accepted Accounting Principles to be set forth on the face of a balance sheet (as opposed to the notes thereto) prepared as of the date hereof or as of the Closing Date, as the case may be.

         5.15. Labor. Except as set forth on Schedule 5.15, to the Knowledge of the Company, no key executive employee and no group of employees or independent contractors of any Steel Heddle Company has any plans to terminate his, her or its employment or relationship as an independent contractor with the Seller. Except as set forth in Schedule 5.15, to the Knowledge of the Company, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to any employees of any of the Steel Heddle Companies and none of the employees of any of the Steel Heddle Companies are represented by labor union. The Company has not engaged in any unfair labor practice except where any such unfair labor practice has not had, and would not reasonably be expected to have, a Material Adverse Effect, and to the Knowledge of the Company, no complaint therefor has been asserted. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened, against any of the Steel Heddle Companies.

6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants as follows:

         6.1.    Corporate Matters, Etc.

                 6.1.1. Organization, Power and Standing of the Buyer. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority, corporate and otherwise, to enter into this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby.

                 6.1.2. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by, and is Enforceable against, the Buyer.

                 6.1.3. Non-Contravention, Etc. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the Closing hereunder in accordance with the terms and conditions of this Agreement do not and will not conflict with or result in the breach of any terms or provisions of, or constitute a default under, any Contractual Obligation or the Charter or By-Laws of the Buyer or a breach of any Legal Requirement applicable to the Buyer. Except for satisfaction of the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent is required to be obtained or made by or on behalf of the Buyer in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except (i) for items which shall have been obtained or made on or prior to, and shall be in full force and effect at, the Closing Date and (ii) where failure to obtain such consent would not materially and adversely affect the Buyer's ability to consummate the Closing hereunder in accordance with the terms and conditions of this Agreement and would not prevent the Buyer from performing in all material respects any of its obligations under this Agreement.

         6.2. Financial Condition, Etc. The Buyer has, as of the date hereof, received and provided the Company with true and correct copies of executed commitment letters (the "Commitment Letters") from certain institutional lenders and investors with respect to secured bank facilities, unsecured subordinated debt financing and equity financing (such persons being collectively referred to as the "Financing Sources") and, subject to its receipt of the financing contemplated by the Commitment Letters, will have as of the Closing Date funds in an aggregate amount sufficient to (i) pay the Purchase Price and all contemplated fees and expenses related to the transactions contemplated by this Agreement and (ii) provide adequate working capital for the Business.

         6.3. Investment Intent, Related Matters. The Buyer is purchasing the Securities for its own account and has the present intention of holding the Securities for investment purposes and not with a view to, or for sale in connection with, any distribution thereof in violation of any federal or state securities laws.

         6.4. Litigation. Except as has not had, or would not reasonably be expected to have, a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement, there is no Action pending, or, to the Knowledge of the Buyer, threatened against the Buyer or any of its Affiliates. There is no Action pending, or, to the Knowledge of the Buyer, threatened in writing, which seeks rescission of or seeks to enjoin the consummation of this Agreement or any of the transactions contemplated hereby.

         6.5. Brokers, Etc. Except for customary transaction fees payable by the Buyer to certain stockholders of the Buyer, no broker, finder, investment bank or similar agent is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of the Buyer or any of its Affiliates.

7.       CERTAIN AGREEMENTS OF THE PARTIES.

         7.1. Payment of Transfer Taxes and Other Charges. The Buyer shall be responsible for and shall pay all real property Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes, and the Sellers shall pay all stock transfer Taxes, each arising in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall prepare and file, and shall fully cooperate with each other party with respect to the preparation and filing of, any Tax Returns and other filings relating to any such Taxes or charges as may be required.

         7.2.    Confidentiality Covenant of the Buyer.   The Confidentiality
Agreement dated January 12, 1998 as amended and modified through the date hereof (the "Confidentiality Agreement") by and between the Buyer and Mfg. Co. on behalf of the Company and the Sellers is hereby confirmed and acknowledged as a continuing obligation of the parties; provided, however, that the disclosure by the Buyer as required in connection with the Financing and any other related offering to parties involved therewith or their representatives who have entered appropriate confidentiality arrangements with Buyer shall not violate such Confidentiality Agreement.

         7.3. Operation of Business and Related Matters. From the date hereof and on and prior to the Closing Date, except as otherwise permitted or required by this Agreement, the Company will, and will cause the other Steel Heddle Companies to, conduct the Business in the Ordinary Course of Business and substantially as presently operated, and use reasonable efforts to maintain the value of the Business as a going concern and preserve their relationships with customers, suppliers, lessors, licensors, employees and others with whom they deal. From the date hereof and on and prior to the Closing Date, no Seller will sell, pledge or otherwise encumber any of his, her or its Securities without the prior written consent of the Buyer. Except as set forth in Schedule 7.3, from the date hereof and prior to the Closing Date, the Company shall not, and shall cause the other Steel Heddle Companies not to, without the prior written consent of the Buyer, which will not be unreasonably withheld or delayed:

                 (a) enter into any transactions other than on an arms' length basis with any Seller or any other Affiliate of the Steel Heddle Companies (other than as contemplated by this Agreement and transactions in the Ordinary Course of Business among the Steel Heddle Companies); provided, however, that with the exception of transfers aggregating no more than $100,000, no domestic Steel Heddle Company shall transfer cash or any other assets (other than inventory or products in the Ordinary Course of Business) to a non-domestic Steel Heddle Company;

                 (b) pay any compensation other than in the Ordinary Course of Business or increase any compensation of any director, officer or employee other than such increases in compensation to non-exclusive, non-executive level employees as may be made in the Ordinary Course of Business;

                 (c) incur, assume, guarantee or create any Debt (including any capital lease), make any material loans, advances or capital contributions to, or investments in, any other Person, or mortgage or pledge any of their assets, or create any Liens with respect thereto, except in the Ordinary Course of Business;

                 (d) amend the Charter or By-laws of any of the Steel Heddle Companies or sell, lease or otherwise dispose of any material assets except (i) for sales or other dispositions of inventory or excess equipment in the Ordinary Course of Business and (ii) as may otherwise be explicitly permitted by the terms of this Agreement; provided, however, that the Company may file with the Commonwealth of Pennsylvania a restated Charter that restates, but does not amend, such Charter;

                 (e) make any material change in the Business or operations of any of the Steel Heddle Companies;

                 (f) other than as set forth in Steel Heddle Mfg. Co.'s capital plan for the fiscal year ending January 2, 1999, make any capital expenditure in excess of $100,000 with respect to the Business or enter into any contract or commitment therefor;

                 (g) declare, set aside or pay any dividend or distribution with respect to its capital stock (except for any payment to BCC ISI in accordance with the terms of the Warrants held by BCC
         ISI) or redeem, purchase or otherwise acquire any of its capital stock;

                 (h) split, combine or reclassify any of their respective capital stock or issue or sell any additional shares of, or securities convertible into or exchangeable for shares of, or options, warrants, calls, commitments or rights of any kind to acquire shares of, their respective capital stock;

                 (i) file any amended Tax Return, surrender any right to claim a refund of Taxes, or fail to file any Tax Return or pay any Tax, if such action would have the effect of materially increasing the Tax liability or materially decreasing any Tax Benefit of any of the Steel Heddle Companies, the Buyer or any Affiliate of the Buyer;

                 (j) change any of the accounting methods used by the Steel Heddle Companies unless required by Generally Accepted Accounting Principles; or

                 (k) enter into any Contractual Obligation to do any of the actions referred to in this Section 7.3.

         7.4.    Preparation for Closing.

                 7.4.1. Conditions Precedent. The Buyer on the one hand and the Company and the Sellers on the other hand will each use commercially reasonable efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the other set forth in this Agreement.

                 7.4.2. HSR Filing. Promptly upon execution and delivery of this Agreement, each of the Buyer and the Company will prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities, a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act, supply all information requested by Governmental Authorities in connection with the HSR notification and cooperate with each other in responding to any such request. The Buyer shall be solely responsible for all filing fees required to be paid in connection therewith.

                 7.4.3. Consents, Etc. Prior to the Closing Date, the Company shall use commercially reasonable efforts (but the Company and the Sellers shall have no obligation to pay any fees or incur any expenses) to secure required written consents or waivers under or with respect to the Contracts indicated on Schedule 5.1.1, and reasonably requested by the Buyer, any consents needed to effectuate any mergers between the Buyer and any of the Steel Heddle Companies or between any of the Steel Heddle Companies. If reasonably requested by the Company in connection with its attempts to obtain such consents, the Buyer shall execute and deliver an agreement of assignment, assumption and attornment with respect to and/or guarantee of the obligations under such Contracts.

                 7.4.4. Definitive Financing Agreements. The Buyer shall use commercially reasonable efforts (which shall include the payment of any financing fees reflected in the Commitment Letters) to negotiate, prepare and enter into definitive financing agreements (the "Definitive Financing Agreements") with the Financing Sources to provide the financing substantially on the terms set forth in the Commitment Letters (the "Financing") and otherwise to use reasonable commercial efforts to enforce the financing commitments reflected in the Commitment Letters; provided, however, that Buyer need not enforce the commitment of DLJ Bridge Finance, Inc. dated April 28, 1998 to provide bridge financing until June 26, 1998. The Buyer shall use commercially reasonable efforts to satisfy on or before the Closing Date all requirements of the Definitive Financing Agreements which are conditions to closing the transactions constituting the Financing.
         The Buyer shall promptly notify the Sellers of any material change to, or revocation of, any Commitment Letter.

                 7.4.5. Representations and Warranties. Each party hereto shall use commercially reasonable efforts not to take any action or omit to take any action that will cause any representation or warranty of such party to become untrue in any material respect if it were made on any date from the date hereof until Closing.

         7.5. Potential Parachute Payments. Buyer and Sellers acknowledge that a portion of the payments referred to in clause (b) of Section 1.2.30 above might be deemed to constitute "excess parachute payments" under Code
Section 280G(b). As soon as reasonably practicable, the Company will (i) identify which, if any, of such payments may reasonably be deemed to constitute an excess parachute payment (the payments so identified being the "Potential Parachute Payments") and (ii) request that each Seller that would receive a Potential Parachute Payment agree in writing to waive such Seller's rights to receive such payment and to accept in substitution therefor the right to receive such payment only if approved by stockholders in a manner intended to comply with Code Section 280G(b)(5)(B) and proposed Treasury Regulation Section 1.280G-1 Q&A 7 (it is being understood that such waiver will not be requested if the Potential Parachute Payment is already conditional on such approval). The Company will use commercially reasonable efforts to obtain each such waiver. The Company will seek, as soon thereafter as reasonably practicable, stockholder approval in a manner intended to comply with Code Section 280G(b)(5)(B) and proposed Treasury Regulation Section 1.280G-1 Q&A 7 of all Potential Parachute Payments that have been conditioned on the receipt of such approval. The determination of which Tax Benefit Payments are Potential Parachute Payments, the form of each such waiver and the disclosure and other circumstances of any such stockholder approval shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld or delayed.

         7.6. Letter of Credit. The Company, the Sellers and the Buyer shall cooperate to permit the substitution, as of the Closing, of a new letter of credit provided by the Buyer's Financing Sources for the SCDHEC Letter of Credit.

         7.7. No Section 338 Election. The Buyer will not make an election pursuant to Section 338 of the Code with respect to the Company and its Subsidiaries.

         7.8. Further Assurances. Each party, upon the request from time to time of any other party hereto after the Closing, and at the expense of the requesting party but without further consideration, will do each and every act and thing as may be necessary or reasonably requested to consummate the transactions contemplated hereby in an orderly fashion.

         7.9. Delivery of Interim Financial Statements. Prior to the Closing, the Company shall use commercially reasonable efforts to promptly deliver to the Buyer interim financial statements generated in the Ordinary Course of Business (the "Interim Financial Statements"). All Interim Financial Statements delivered pursuant to this Section 7.9 shall be prepared in a manner consistent with past practice.

         7.10. No Solicitation. From and after the date of this Agreement until the earlier of (a) the Closing or (b) the termination of this Agreement pursuant to Section 13.1, neither the Steel Heddle Companies nor the Sellers shall, and shall not permit any officer, director, agent, representative or Affiliate of the Sellers or the Steel Heddle Companies (including Merrill Lynch & Co.) to, directly or indirectly: (i) enter into any written or oral agreement or understanding with any Person (other than the Buyer or its Affiliates) regarding Another Transaction (as defined below); (ii) enter into or continue any negotiations or discussions with any Person (other than the Buyer or its Affiliates) regarding the possibility of Another Transaction;
(iii) submit, solicit, initiate, encourage, participate in, or facilitate any proposal or offer (other than a proposal or offer of the Buyer of its Affiliates) regarding Another Transaction; or (iv) except as otherwise required by law, provide any Confidential Information (including this Agreement and any other materials containing the Buyer's acquisition proposal and any other financial information, projections or proposals regarding the Steel Heddle Companies) to any Person (other than the Buyer or its Affiliates or their respective representatives) whom the Steel Heddle Companies know, or have reason to believe, would have any interest in participating in Another Transaction. As used herein, the term "Another Transaction" means the sale of any of the material assets of any of the Steel Heddle Companies (other than the sale of inventory in the Ordinary Course of Business) or any sale, merger, consolidation, public offering, reorganization, dissolution, recapitalization, business combination or similar transaction involving any of the Steel Heddle Companies or any of their respective capital stock (or rights to acquire such capital stock). The Company shall notify the Buyer immediately if on or after the date of this Agreement any third party makes any written proposal, offer, inquiry or contact in respect of Another Transaction.

         7.11. Confidentiality. After the Closing, each Seller will use commercially reasonable efforts to treat and hold as such all Confidential Information and refrain from using any Confidential Information except in connection with this Agreement. In the event that such Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 7.11. If, in the absence of a protective order or the receipt of a waiver hereunder, such Seller is, on the advice of counsel, compelled to disclose any Confidential Information or else stand liable for contempt, such Seller may so disclose the Confidential Information; provided, however, that such Seller shall use its commercially reasonable efforts to obtain, at the request and expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         7.12.   Covenant Not to Compete; Non-Solicitation.

         (a)     Butler and each BCC Seller agrees that for a period of three
(3) years from and after the Closing Date (the "Non-Compete Period"), such party and its successors and Affiliates will not engage directly or indirectly in the Business in any geographic area in which any Steel

Heddle Company conducts the Business as of the Closing Date; provided, however, that nothing herein shall prohibit Butler or such BCC Seller and its successors and Affiliates from being a passive owner of not more than 5% of the outstanding stock of any class of any other corporation that engages in the Business, so long as such party has no active participation in the business of such corporation.

         (b) During the Non-Compete Period, neither Butler nor any BCC Seller or any successor or Affiliate thereof shall directly or indirectly through another entity, (i) induce or attempt to induce any employee as of the date hereof of the Buyer or any Steel Heddle Company to leave the employ of the Buyer or such Steel Heddle Company, or in any way interfere with the relationship between the Buyer or such Steel Heddle Company and any employee thereof as of the date hereof, or (ii) hire any of the employees of any Steel Heddle Company listed in Schedule 7.12.

         (c) If, at the time of enforcement of this Section 7.12, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by applicable law. Butler and each BCC Seller agrees that the restrictions contained in this Section 7.12 are reasonable.

         (d) In the event of the breach or a threatened breach by Butler, a BCC Seller or any successor or Affiliate thereof any of the provisions of this
Section 7.12, in addition and supplementary to other rights and remedies existing in its favor, the Buyer may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation of this Section 7.12 by Butler, a BCC Seller or any successor or Affiliate thereof, the Non-Compete Period shall be tolled until such breach or violation has been duly cured.

         7.13. Litigation Support. In the event and for so long as any party hereto actively is contesting or defending against any Action from a third party in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 11 hereof).

         7.14. Debt. The Company shall use reasonable commercial efforts to arrange for the delivery to the Buyer of appropriate payoff letters and instructions reasonably satisfactory to the

Buyer for the repayment of all outstanding Debt and the release of all Liens securing (including appropriate UCC termination statements) and the cancellation of all notes issued in connection with such Debt.

         7.15. Expenses. The Company shall use reasonable commercial efforts to provide the Buyer at or before Closing with appropriate bills and payment instructions reasonably satisfactory to the Buyer for all Unpaid Expenses.

         7.16. Accountant's Consent. The Company shall use its commercially reasonable efforts to obtain, at the Buyer's expense, the consent of Ernst & Young LLP to the inclusion of the Financial Statements, together with its unqualified audit opinions on each of such statements, in the offering memorandum used by the Buyer in connection with the Financing, the registration statement used in connection with the subsequent exchange offer and any other related registered offering.

         7.17. Discharge of Management Loans. The loans by the Company to William B. Parson and James B. Conner, respectively, evidenced by Notes dated as of April 29,1994, shall be discharged by the maker thereof on or prior to the Closing Date. Each of William B. Parson and James B. Conner hereby authorizes the Buyer to pay to the Company, on his behalf, out of the portion of the Cash Consideration otherwise payable to him, all amounts required as of the Closing to discharge such loans.

         7.18. Exercise of Options, Rights and Warrants. Each Seller agrees that such Seller will not exercise any Options, Rights or Warrants held by such Seller prior to the Closing.

8. CONDITIONS TO THE OBLIGATION TO CLOSE OF THE BUYER. The obligations of the Buyer to consummate the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Buyer in its sole discretion:

         8.1.    Representations, Warranties and Covenants.

                 8.1.1. Continued Accuracy of Representations and Warranties. The representations and warranties of the Sellers and the Company contained in this Agreement shall be true and correct in all material respects on, and as of, the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time other than the Closing Date which need only be true and correct as of such date or time).

                 8.1.2. Performance of Agreements. The Sellers and the Company shall have performed and satisfied, in all material respects, all covenants and agreements required by this Agreement to be performed or satisfied by them at or prior to the Closing.

                 8.1.3. Sellers' Closing Certificate. At the Closing, the Sellers shall furnish a certificate, signed by each of the Sellers, dated the Closing Date, to the effect that the conditions specified in Sections 8.1.1 and 8.1.2 hereof (to the extent relating to such Seller), have been satisfied.

                 8.1.4. Company's Closing Certificate. At the Closing, the Company shall furnish a certificate, signed by the President or a Vice President of the Company, dated the Closing Date, to the effect that the conditions specified in Sections 8.1.1 and 8.1.2 (to the extent relating to the Company), have been satisfied.

                 8.1.5. Outstanding Capital. The Shares shall constitute all the outstanding stock of the Company and the Options, Warrants and Rights shall constitute all the Contractual Obligations pursuant to which the Company has granted any option, warrant or other right to any Person to acquire the shares of Common Stock or any other securities of, or equity interest in, the Company.

         8.2. Legality; Governmental Authorization; Litigation. The acquisition of the Securities and the consummation of the other transactions contemplated hereby shall not be prohibited by any Legal Requirement, and all necessary filings, if any, pursuant to the HSR Act shall have been made and all applicable waiting periods thereunder (and any extensions thereof) shall have expired or been terminated. No Action shall have been instituted at or prior to the Closing by any Person or Governmental Authority, other than a party hereto or any Affiliate thereof, relating to this Agreement or any of the transactions contemplated hereby, which has a reasonable likelihood of success and the result of which would prevent or make illegal the consummation of any such transaction or could otherwise reasonably be expected to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.

         8.3. Third-Party Consents. There shall have been obtained by the Company the consents or waivers listed on Schedule 8.3.

         8.4. Opinion of Counsel. The Sellers and the Company shall have furnished the Buyer with favorable opinions of Haynsworth, Marion, McKay & Guerard, L.L.P.; Ropes & Gray; and Drinker, Biddle & Reath (or in each case other counsel satisfactory to the Buyer ), each dated as of the Closing Date, with respect to the matters set forth in Exhibit 8.4.

         8.5. Financing. The Definitive Financing Agreements shall be in full force and effect and all conditions for the receipt by the Buyer of the Financing contemplated thereby shall have been satisfied or waived.

         8.6. General. All corporate proceedings required to be taken on the part of the Company in connection with the transactions contemplated by this Agreement shall have been taken. The Buyer shall have received copies of such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as the Buyer may reasonably request in connection with the transactions contemplated hereby.

         8.7. Title Insurance. First American Title Insurance Company, Chicago Title Insurance Company, and/or another nationally recognized independent title insurance company or companies mutually agreed upon by the Buyer and the Sellers' Representative (the "Title Companies"), shall be willing to insure the Company's or the applicable Subsidiaries' marketable title in and to the Owned Real Property, and Buyer's lender's mortgage lien on the Owned Real Property, free and clear of all Liens, other than the matters disclosed on
Schedule 5.5.2(a) and other than Liens that in the aggregate do not materially diminish the value of the Real Property or materially limit its current or intended use in the Business. The Company shall provide such usual and customary affidavits as the Title Companies reasonably shall require in order to issue such title insurance policy.

         8.8. Surveys. Buyer shall have received (after using commercially reasonable efforts to obtain, at its own expense) a survey of each Owned Real Property conforming to the Minimum Standard Detail Requirements jointly established and approved in 1992 by ALTA and ACSM certified to the Company, the Buyer's lender and the Title Companies showing no defects, encroachments or encumbrances other than those disclosed on Schedule 5.5.2(a) or which in the aggregate do not materially diminish the value of the Real Property or materially limit its current or intended use in the Business.

9. CONDITIONS TO THE OBLIGATION TO CLOSE OF THE SELLERS. The obligations of the Sellers to consummate the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Sellers' Representative in its sole discretion:

         9.1.    Representations, Warranties and Covenants.

                 9.1.1. Continued Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time other than the Closing Date which need only be true and correct as of such date or time).

                 9.1.2. Performance of Agreements. The Buyer shall have performed and satisfied, in all material respects, all covenants and agreements required by this Agreement to be performed or satisfied by the Buyer at or prior to the Closing.

                 9.1.3. Officer's Certificate. At the Closing, the Buyer shall furnish to the Sellers a certificate signed by the President or any Vice President of the Buyer, dated the

         Closing Date, to the effect that the conditions specified in Sections
         9.1.1 and 9.1.2 have been satisfied.


         9.2. Legality; Government Authorization; Litigation. The Sellers' consummation of the transactions contemplated hereby shall not be prohibited by any Legal Requirement, and all necessary filings, if any, pursuant to the HSR Act shall have been made and all applicable waiting periods thereunder shall have expired or been terminated. No Action shall have been instituted at or prior to the Closing by any Person or Governmental Authority, other than a party hereto or any Affiliate thereof, relating to this Agreement or any of the transactions contemplated hereby, which has a reasonable likelihood of success and the result of which would prevent or make illegal the consummation any such transaction or could otherwise reasonably be expected to have a Material Adverse Effect on the ability of the Sellers to consummate the transactions contemplated hereby.

         9.3. Opinion of Counsel. The Buyer shall have furnished the Sellers with a favorable opinion of Kirkland & Ellis, dated as of the Closing Date, with respect to the matters set forth in Exhibit 9.3.

         9.4. General. All corporate proceedings required to be taken by the Buyer in connection with the transactions contemplated by this Agreement shall have been taken. The Sellers shall have received copies of such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as the Sellers may reasonably request in connection with the transactions contemplated hereby.

10.      EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS.

         10.1. Employment of Affected Employees. The Buyer shall cause the Steel Heddle Companies to employ on the Closing Date, at not less than the same rate of pay as in effect immediately preceding the Closing Date, all Affected Employees.

         10.2. Continuation of Employee Benefits. Buyer represents and warrants that it is its present intention to have the employee benefits offered employees of the Steel Heddle Companies existing immediately preceding the Closing Date, including those included within the Company Plans listed on
Schedule 5.12, continue without change after the Closing Date.

         10.3. WARN. The Buyer shall indemnify the Sellers and their Affiliates and defend and hold each of them harmless from and against any Losses which may be incurred by any of them under WARN, or any state plant closing or notification law or otherwise, arising out of, or relating to, any actions taken by the Buyer or the Company on or after the Closing Date.

         10.4. Third-Party Rights. No provision of this Section 10 shall confer any rights or remedies upon any Person not a party hereto, including any employee or former employee (including any beneficiary or dependent thereof) of the Company or any Subsidiaries of the

Company including in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever.

11.      INDEMNIFICATION.

         11.1. Indemnification. Subject to the terms of this Section 11, each of the Sellers (each in its capacity as an indemnifying party, an "Indemnifying Party") agrees after the Closing to indemnify the Buyer and the Company (in their capacities as indemnified parties, together, the "Indemnitee") and hold the Buyer harmless, and the Buyer and the Company (in their capacities as indemnifying parties, an "Indemnifying Party") agree after the Closing to indemnify each of the Sellers (each in its capacity as indemnified party, an "Indemnitee") and hold each of the Sellers harmless, from, against and in respect of any and all Losses arising from or related to any of the following:

                 11.1.1. The Sellers. In the case of each Seller as an Indemnifying Party (i) any breach of any representation or warranty made by such Seller in this Agreement or in any certificate required to be delivered under this Agreement; (ii) any breach of any representation or warranty (except with respect to capitalization in Section 5.1.3 and the penultimate sentence of Section 5.1.4) made by the Company in this Agreement or in any certificate required to be delivered under this Agreement; (iii) any breach or violation of any covenant or agreement made by such Seller in this Agreement; (iv) any breach of any representation or warranty with respect to capitalization in Section 5.1.3 or the penultimate sentence of Section
         5.1.4 made by the Company in this Agreement; (v) any breach or violation of any covenant or agreement made by the Company in this Agreement to be performed prior to Closing and (vi) any Unpaid Expenses not subtracted from the calculation of Purchase Price pursuant to Section 3.1; provided, however, that for purposes of clauses (i) and (ii), each qualification as to materiality or Material Adverse Effect in the representations and warranties referred to therein shall be ignored; and provided, further, that for purposes of clauses (i) and (ii) only, no representation, warranty, agreement or covenant referred to therein shall be considered to be breached in respect of any single item or event, or series of related items or events, unless the Losses attributable to such single item or event, or series of related items or events, exceed $250,000 in the aggregate. For purpose of this Section 11, all notices to the Sellers as Indemnifying Parties, or otherwise, shall be delivered to the Sellers' Representative.

                 11.1.2. The Buyer. In the case of the Buyer or the Company as Indemnifying Party (i) any breach of any representation or warranty made by or on behalf of the Buyer in this Agreement or any certificate required to be delivered under this Agreement; and (ii) any breach or violation of any covenant or agreement made by or on behalf of the Buyer in this Agreement.

         11.2. Survival. Each representation and warranty contained in this Agreement or any certificate required to be delivered under this Agreement (other than representations and warranties with respect to ownership of securities in Section 4.4 or capitalization in Section 5.1.3 and the penultimate sentence of Section 5.1.4, which shall survive forever, and representations and warranties with respect to tax matters in Section 5.11, which shall expire upon the expiration of the applicable statute of limitations) shall survive the Closing until, and shall expire on, March 15, 1999, without regard to any investigation made by any party hereto. Notwithstanding the preceding sentence, with respect to any claim asserted by a party for a breach of any warranty of the other party before March 15, 1999 in the manner and with the specificity required under
Section 11.4, then the warranty with respect to which the claim is asserted shall survive beyond the date determined by the preceding sentence, but such survival shall extend only with respect to such claim and the specific grounds asserted with respect thereto in such notice.

         11.3. Monetary Limitations on Indemnification. The Sellers as Indemnifying Parties shall not have any obligation to indemnify the Buyer or the Company as Indemnitee under clauses (i) and (ii) of Section 11.1.1 unless and until the aggregate cumulative total of all Losses for which indemnification would be provided under Section 11.1.1 incurred by the Buyer or the Company as Indemnitee exceeds $1,000,000, whereupon the Indemnitee shall be entitled to indemnification for such Losses but only to the extent that the aggregate cumulative total of such Losses exceeds such amount.
Notwithstanding any other provision of this Agreement, (i) the total maximum aggregate indemnification liability for all claims for all such Losses in excess of $1,000,000 pursuant to clauses (i), (ii) and (v) of Section 11.1.1. shall not exceed $5,000,000 (the "Maximum Aggregate Loss") for all Sellers as a group; and (ii) each Seller's aggregate indemnification obligations under clauses (ii) and (v) of Section 11.1.1 shall be limited to such Seller's Proportionate Share of the Maximum Aggregate Loss, (iii) each Seller's aggregate indemnification obligation under clauses (ii) and (v) of Section
11.1.1 for any specific Loss shall be limited to such Seller's Proportionate Share of such Loss, and (iv) except for indemnification obligations for claims for breaches of the representations in Section 5.1.3 or the penultimate sentence of Section 5.1.4, each Seller's aggregate obligation under this
Section 11 shall in no event exceed the portion of the Cash Consideration received by such Seller.

         11.4. Third-Party Claims, Etc. Promptly after (a) becoming aware of any fact, occurrence or event which may give rise to a claim for indemnification under this Section 11 or (b) the receipt by any Indemnitee of notice of the commencement of any action or other claim against such Indemnitee by a third party, such Indemnitee shall, if a claim with respect thereto is or may be made against any Indemnifying Party pursuant to this Section 11, give such Indemnifying Party written notice of the nature and basis of such claim. The Indemnifying Parties shall have the right to defend such claim, at the Indemnifying Parties' expense and with counsel of their choice reasonably satisfactory to the Indemnitee; provided, however, that (a) the Indemnifying Parties so notify the Indemnitee within thirty (30) days after receipt of such notice, (b) the claim seeks only monetary relief, (c) the claim is not made by a Governmental Authority alleging criminal violations, and (d) the Indemnifying Party would be responsible (after the effect of Section 11.3) for at least one-half of the amount of any reasonably likely damages in the event the plaintiff's claims as to liability were resolved in its favor; and provided, further, that the Indemnitee may at any time consent to the entry of a judgment or enter into a settlement with respect to any claim if the terms of such judgment or settlement contain an unconditional release of the Indemnitee from all liability in respect of such claim and the Indemnitee would be responsible (after the effect of Section 11.3) for at least one-half of the amount of the Losses attributable to such judgment or settlement. So long as the Indemnifying Parties are conducting the defense of such claim as provided in the immediately preceding sentence, the Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in the defense of such claim, and the Indemnifying Parties will not consent to the entry of any judgment or enter into any settlement with respect to such claim unless (a) such judgment or settlement contains an unconditional term providing for a release to be given by the claimant in question or plaintiff to the Indemnitee of and from all liability in respect of such claim and (b) the Indemnifying Party would be responsible (after the effect of Section 11.3) for at least one-half of the amount of the Losses attributable to such judgment or settlement. In the event the Indemnifying Parties do not assume the defense of such claim as so provided, (x) the Indemnitee shall defend against such claim (provided that the Indemnitee shall not settle or consent to judgment in respect of such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) unless (a) the terms of such judgment or settlement contain an unconditional release of the Indemnitee from all liability in respect of such claim and (b) the Indemnitee would be responsible (after the effect of Section 11.3) for at least one-half of the amount of the Losses attributable to such judgment or settlement), and (y) the Indemnifying Parties will remain responsible for any Losses the Indemnitee may suffer as a result of such claim to the full extent provided in this Section 11. Regardless of which party shall assume the defense of such claim, each party shall upon request provide to the other parties all information and documentation, and reasonable access to all personnel, in their possession or under their control which are reasonably required to assist in the defense of such claim.

         11.5.   Mineral Spirits Remediation at Westminster, S.C. Facility.

                 11.5.1. Agreement With Respect to Mineral Spirits Releases. This Section 11.5 sets forth the agreement of the parties with respect to any releases relating to or arising from the virgin mineral spirits storage tank and related former underground piping system used to store and transfer mineral spirits at the Company's Westminster, S.C. facility, including any offsite migration of contaminants relating to or arising from such releases (and including any contamination detected in the analytical results from the sampling conducted at the Westminster, South Carolina facility on April 28, 1998) (the "Mineral Spirits Releases"). Subject to the terms and conditions set forth in this section, the Sellers shall indemnify and hold the Buyer and the Steel Heddle Companies harmless, from, against and in respect of any Losses relating to or arising from any Mineral Spirits Releases, including any fines or penalties, third-party claims, and any investigation, remediation, and corrective action costs, and any natural resources damages (the "Mineral Spirits Losses"). Without limiting the generality of the foregoing, the Sellers shall also initiate, conduct, and complete any investigations, remediation, corrective action, or compliance action in order to address the Mineral Spirits Releases to the satisfaction of the South Carolina Department of Health and Environmental Control ("SCDHEC") and any other relevant Governmental Authority

         ("Mineral Spirits Remediation"), subject to the terms and conditions set forth in this Section 11.5.

                 11.5.2. Environmental Escrow; Limitation of Seller's Responsibility. On or prior to the Closing Date, the parties shall enter into the Environmental Escrow Agreement substantially in the form set forth in Exhibit 11.5.2 (the "Environmental Escrow Agreement"). In accordance with the Environmental Escrow Agreement, the Buyer shall deliver to the escrow agent under such agreement (the "Escrow Agent") $350,000, which shall constitute a portion of the Purchase Price to pay for any Mineral Spirits Losses, including the costs of any Mineral Spirits Remediation. The $350,000 delivered pursuant to the Environmental Escrow Agreement, as increased or decreased in accordance with the terms of this Section 11.5 and the Environmental Escrow Agreement, shall be referred to as the "Escrow Amount". The following shall be paid out of the Escrow Amount, in accordance with the terms of this Section 11.5 and the Environmental Escrow Agreement: (i) Mineral Spirits Losses incurred by the Buyer or any Steel Heddle Company; (ii) reasonable costs incurred by Sellers as a result of the Sellers' Representative's conduct of the Mineral Spirits Remediation; (iii) reasonable costs incurred by the Buyer or any Steel Heddle Company as a result of the Buyer or any Steel Heddle Company taking reasonable action to respond to an actual or threatened emergency or imminent endangerment situation arising from the Mineral Spirits Releases; and (iv) reasonable costs incurred by the Buyer or any Steel Heddle Company as a result of their assumption of management and control of the conduct of the Mineral Spirits Remediation, as a result of Sellers' Representative's failure to manage the Mineral Spirits Remediation in accordance with the standards and requirements contained herein. Notwithstanding any other provision of this Section 11.5, the Sellers' responsibility to indemnify the Buyer and the Company for any Mineral Spirits Losses and the Sellers' responsibility for any Mineral Spirits Remediation, shall be limited to the Escrow Amount.

                 11.5.3. Mineral Spirits Remediation. Prior to the Closing Date, the Sellers' Representative shall conduct a Phase II environmental investigation at the Westminster, S.C. facility to determine the presence of any environmental contamination arising from or relating to any Mineral Spirits Releases. Should the investigation detect any environmental contamination in quantities or concentrations that exceed any applicable action levels or cleanup levels established or utilized by, or that would require investigation, remediation or monitoring under the applicable rules or regulations of, SCDHEC and any other applicable Governmental Authority, the Sellers' Representative shall initiate, conduct, and complete, in accordance with a work plan (the "Work Plan") approved by SCDHEC and any other relevant Governmental Authority (and not conditioned on any material restriction on the ownership or use of the Westminster, S.C. facility (such as institutional controls or use controls) other than that the facility continue to be used for industrial purposes)), the Active Remediation Phase (as defined below) of the Mineral Spirits Remediation. For purposes of this Section 11.5, the "Active Remediation Phase" shall consist of all aspects of the Mineral Spirits Remediation through and including implementation and completion of all one-time remediation measures (such as soil removal) contemplated by the Work Plan and, if ongoing remediation measures (such as ground water pumping, treatment or monitoring) are contemplated by the Work Plan, installation of the wells or other remediation systems, materials or equipment necessary for such ongoing remediation, and operation for a period of three months after installation of any such wells, systems, materials or equipment. By way of clarification, the following, to the extent required for or contemplated by the Work Plan, are included in the Active Remediation Phase: any pre-remedial sampling or other investigation to determine the nature of or delineate the extent of contamination, including an investigation work plan; the design of remedial measures or a remedial system, including a remediation work plan; any one-time removal actions, including excavation, removal, treatment or disposal of soil; the one-time construction and installation of the remedial system; obtaining any environmental permits required for operation of the such remedial system; and preparation, installation and operation for a three-month period of any such remedial system and any groundwater monitoring program. The "Operation and Maintenance Phase" shall consist of all aspects of the Mineral Spirits Remediation from and after the Active Remediation Phase.

                 11.5.4. Cooperation; Conduct of Mineral Spirits Remediation. The parties agree to reasonably cooperate with one another in connection with the Mineral Spirits Remediation. Until termination of the Environmental Escrow, the Sellers shall manage and control the conduct of the Mineral Spirits Remediation, provided that notwithstanding anything to the contrary contained herein, the Buyer or the Company may take such action as is reasonable under the circumstances, and without prejudice to its rights hereunder, to respond to an actual or threatened emergency or imminent endangerment situation arising from the Mineral Spirits Releases and the reasonable costs associated with such action shall be paid out of the Escrow Amount, in accordance with the terms of the Environmental Escrow Agreement. In order to conduct the Mineral Spirits Remediation, Sellers' Representative shall retain Rogers & Callcott Engineers, Inc., or another environmental consulting firm that is reasonably acceptable to the Buyer. Upon reasonable advance request, the Buyer and the Company shall afford the Sellers' Representative and its environmental consultant reasonable access to the Westminster, S.C. facility for the purpose of allowing them to conduct and complete the Mineral Spirits Remediation. Sellers' Representative shall conduct the Mineral Spirits Remediation in a manner that does not unreasonably interfere with the day-to-day operations at the Westminster, S.C. facility. The Sellers' Representative shall manage the Mineral Spirits Remediation in good faith and in a responsible manner, and all activities in connection therewith shall be undertaken promptly and completed expeditiously using commercially reasonable efforts, subject to any schedules and approvals required by SCDHEC or any other applicable Governmental Authority. Should the Sellers' Representative fail to conduct the Mineral Spirits Remediation in accordance with the standards and requirements contained herein, the Buyer or the Company may assume management and control of the Mineral Spirits Remediation, and the reasonable costs of the Buyer or the Company, as the case may be, shall be paid out of the Escrow Amount in accordance with the terms of the Environmental Escrow Agreement. The Sellers' Representative shall promptly restore to its prior condition (to the extent commercially feasible) any property that is disturbed or disrupted as a result of any activities it conducts in connection with the Mineral Spirits Remediation. The Sellers shall indemnify and hold the Buyer and the Steel Heddle Companies harmless, from, against and in respect of any Losses relating to or arising from the negligence or willful misconduct of Sellers, Sellers' Representative, its environmental consultant, any of their agents, employees, representatives, or contractors in connection with the Mineral Spirits Remediation. Such Losses shall be paid directly by Sellers, and shall not be paid out of the Escrow Amount. The Sellers' Representative shall keep the Buyer and the Company apprised of developments relating to the Mineral Spirits Remediation and the Buyer and the Company shall be entitled, at their sole cost and expense, to reasonably participate in the Mineral Spirits Remediation. Such participation shall include, without limitation: (i) the right to receive and comment on draft copies of reports, workplans and analytical data submitted to any Governmental Body, and the right to have such comments reasonably addressed, (ii) the right to receive final copies of such reports, workplans, and data, (iii) the right to receive copies of all notices, letters or documents received from any Governmental Body or third party, (iv) the right to receive advance notices of any material meetings with any Governmental Body and the opportunity to attend (but without substantive participation) such meetings; and (v) the right to receive advance notice of and to comment on all material actions by the Sellers' Representative and the right to have such comments addressed.

                 11.5.5. SCDHEC Oversight and Approval. Sellers' Representative shall use commercially reasonable efforts to obtain prior written approval of SCDHEC regarding any work Sellers' Representative proposes to conduct in connection with the Mineral Spirits Remediation. Should such written approval be unavailable, Sellers' Representative shall use commercially reasonable efforts to obtain prior oral approval from an appropriate SCDHEC representative regarding any such work. Sellers' Representative shall keep SCDHEC reasonably apprised of activities and results related to the Mineral Spirits Remediation and shall submit the results of its field work to SCDHEC for its review. Sellers' Representative shall communicate and meet with SCDHEC as necessary or appropriate to help ensure that SCDHEC approves of work conducted in connection with the Mineral Spirits Remediation.

                 11.5.6.    Termination of Environmental Escrow.   Unless
         terminated in an Early Termination (as defined below), the Sellers' responsibilities to Buyer and the Company under this Section 11.5 with respect to the Mineral Spirits Releases shall terminate (a "Scheduled Termination"), subject to any payments to be made pursuant to Section 11.5.7, when: (i) any fines, penalties, damages or claims asserted or received through such date and relating to or arising from the Mineral Spirits Releases, if any, have been paid, settled, or resolved; (ii) the Active Remediation Phase has been completed; and (iii) all costs and expenses associated with the Active Remediation Phase have been paid. In addition, the Sellers' Representative may, no sooner than one year after the Closing Date, submit a petition to Buyer for termination (an "Early Termination") prior to such date of the Sellers' responsibilities to Buyer and the Company under this Section
         11.5 with respect to the Mineral Spirits Releases. Sellers' Representative shall be permitted to obtain an Early Termination if:
         (iv) any fines, penalties, damages or claims incurred or received through such date and relating to or arising from the Mineral Spirits Releases, if any, have been paid, settled, or resolved; (v) the

         Remediation Completion Costs (as defined below) are reasonably certain and estimable; (vii) Sellers' Representative have delivered to the Buyer and the Company a good faith estimate of the Remediation Completion Costs; and (ix) such good faith estimate is reasonably acceptable to Buyer. Upon a Scheduled Termination or an Early Termination, the Escrow Agreement shall terminate, subject only to the payments to be made pursuant to Section 11.5.7.

                 11.5.7. Payments Upon Termination. Upon the termination of the Environmental Escrow Agreement as provided in Section 11.5.6, the Escrow Agent shall pay to the Buyer the amount of the Remediation Completion Costs, and, after such payment to the Buyer the Environmental Escrow Agent shall pay any remaining amount to the Sellers' Representative in accordance with the Escrow Agreement. For purposes of this Section 11.5, the "Remediation Completion Costs" shall mean, at any time, the estimated costs from such date to complete the Active Remediation Phase (if not already completed) and the Operation and Maintenance Phase. In determining the Remediation Completion Costs, there shall be included an appropriate contingency amount for uncertainties, and the amount of future costs shall be determined on a present value basis using a discount rate of twelve percent (12.0%). The amount of the Remediation Completion Costs shall be determined by agreement between the Buyer and the Sellers' Representative or, failing such agreement by binding arbitration as provided in Section 11.5.9; provided, however, that for purposes of an Early Termination the amount of the Remediation Completion Costs shall be determined by agreement between the Buyer and the Sellers' Representative.

                 11.5.8. Reduction in Escrow Amount. Upon the approval by SCDHEC and any other relevant Governmental Authority of the Work Plan, if the Escrow Amount exceeds the sum of any unpaid fines, penalties, damages or claims asserted or received through such date and relating to or arising from the Mineral Spirits Releases plus 150% of the Remediation Completion Costs, the Sellers shall be entitled to reduce the Escrow Amount by such the amount of such excess. Any such excess shall be paid to the Sellers' Representative in accordance with the Environmental Escrow Agreement.

                 11.5.9. Disputes; Arbitration. All claims, controversies, and other matters related to Mineral Spirits Losses, including the Mineral Spirits Remediation, and interpretation of the requirements set forth in this Section 11.5, shall be finally resolved through binding arbitration in South Carolina under the Commercial Arbitration Rules of the American Arbitration Association, as modified by this
         Section 11.5.9. The arbitral tribunal shall consist of a single arbitrator, who shall be an environmental consultant, environmental lawyer, or other environmental professional knowledgeable and experienced regarding SCDHEC remediation requirements and the investigation and remediation of contamination in South Carolina. Judgment on the award of the arbitrator may be entered in any court having jurisdiction thereof or having jurisdiction over one or more of the parties or their assets. The arbitrator shall allocate the costs of the arbitration, including reasonable attorney's fees, to the parties in an equitable manner, taking into account the relative merits of the parties' respective positions. Unless otherwise agreed by the Buyer and the Sellers' Representative, such costs shall not be paid out of the Escrow Amount.

         11.6. Special Hixon Indemnity. Subject to the terms of this Section 11.6, each of the Sellers jointly and severally agrees to indemnify the Buyer and the Company and hold the Buyer and the Company harmless from, against and in respect of any and all Losses arising from or related to the claim of Wesley
F. Hixon described on Schedule 5.9 (the "Hixon Claim"), including any Loss resulting from the Sellers' failure to defend the Hixon Claim in accordance with this Section 11.6. Notwithstanding the provisions of Section 11.4, the provisions of this Section 11.6 shall apply to the notice, settlement and defense of the Hixon Claim, including any Action brought in respect thereof. The Sellers, through the Sellers' Representative, shall assume and control the defense of the Hixon Claim, at the Sellers expense and with counsel of their choice reasonably satisfactory to the Buyer, which defense shall include the power to investigate such claim, conduct all communications with Wesley F. Hixon or his counsel with respect to the Hixon Claim, conduct settlement discussions, enter into a settlement, or prosecute or defend, in the name of the Company, any Action relating to the Hixon Claim; provided, however, that the Sellers may not enter into a settlement with respect to the Hixon Claim unless such settlement contains an unconditional release of the Company and the Buyer from all liability in respect of the Hixon Claim; and provided, further, that the Buyer and the Company may retain separate co-counsel at their cost and may participate in the defense of the Hixon Claim. The Company and the Buyer shall cooperate in the defense of the Hixon Claim, and without limiting the foregoing shall upon request provide to the Sellers all information and documentation, and reasonable access to all personnel, in their possession or under their control which are reasonably required to assist in the defense of the Hixon Claim.

         11.7. Certain Other Indemnity Matters. After the Closing, the Buyer's sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (except for disputes with respect to the preparation of the Closing Balance Sheet and the calculation of the Closing Working Capital, which shall be resolved in the manner provided in Section 3.2.2, or claims pursuant to Section 7.12 hereof) shall be pursuant to the indemnification provisions set forth in this Section 11. In furtherance of the foregoing, the Buyer hereby, on its own behalf and on behalf of its Affiliates, waives, to the fullest extent permitted under applicable law, and agrees not to assert in any action or proceeding of any kind, any and all rights, claims and causes of action it or such Affiliate may now or hereafter have against the Sellers other than claims for indemnification asserted as permitted by and in accordance with the provisions set forth in this Section 11 (including any such rights, claims or causes of action arising under or based upon common law or other Legal Requirements).

         (b) No party shall be liable under this Section 11, and no claim for indemnification may in any event be asserted under this Section 11, for any consequential damages by reason of a breach or violation of any representation, warranty, covenant or other provision.

         (c) Upon making any payment to an Indemnitee for any indemnification claim pursuant to this Section 11, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnitee may have against other Persons with respect to the subject matter underlying such indemnification claim.

         (d) All costs and expenses of defense incurred by any party as Indemnifying Party as contemplated by Section 11.4 shall be deemed to constitute Losses for purposes of Section 11.3.

         (e) Any indemnification payments under this Agreement shall be considered an adjustment to the Purchase Price.


12.      CONSENT TO JURISDICTION; JURY TRIAL WAIVER.

         12.1. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Subsidiaries to submit, to the jurisdiction of the state courts of the State of New York or the United States District Court located in the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof; (ii) hereby waives, and agrees to cause each of its Subsidiaries to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (iii) hereby agrees not to commence or to permit any of its Subsidiaries to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to
Section 14.8 is reasonably calculated to give actual notice.

         12.2. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF ITS SUBSIDIARIES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM , CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE

SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE BUYER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE SELLERS THAT THIS SECTION 12.2 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE SELLERS ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13.      TERMINATION.

         13.1. Termination of Agreement. This Agreement may be terminated by the parties only as provided below:

                 (a) The Buyer and the Sellers' Representative may terminate this Agreement by mutual written consent at any time prior to the Closing.

                 (b) The Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event the Sellers are in material breach of any representation, warranty, covenant or agreement contained in this Agreement, the Buyer has notified the Sellers of the breach and such breach has continued without cure for a period of ten (10) Business Days after the notice of breach and there is a reasonable likelihood that such breach will result in an inability of the Sellers to satisfy the conditions set forth in Section 8.1.

                 (c) The Sellers' Representative may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, the Sellers' Representative has notified the Buyer of the breach and such breach has continued without cure for a period of ten
         (10) Business Days after the notice of breach and there is a reasonable likelihood that such breach will result in an inability of the Buyer to satisfy the conditions set forth in Section 9.1.

                 (d) The Sellers' Representative may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event any Commitment Letter terminates, or is terminated, for any reason and is not replaced, to the Sellers' Representative's reasonable satisfaction, with an alternative financing commitment within five (5) Business Days; provided, however, that the termination is not the result of the breach of any representation or warranty or covenant hereunder by the Sellers, the Company or any of their Affiliates.

                 (e) The Sellers' Representative or the Buyer may terminate this Agreement on or after July 31, 1998; provided, however, that the failure to consummate the transaction by such date is not the result of the breach of a representation or warranty or a covenant hereunder by the party (or any of its Affiliates) seeking termination.

         13.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 13.1, all obligations of the parties hereunder (other than obligations under Sections 7.2, 12, 14 and this Section 13, which shall survive termination) shall terminate without any liability of any party to any other party; provided, however, that no termination by a party pursuant to clause (b), (c), (d) or (e) of Section 13.1 shall relieve any party from any liability arising from or relating to any breach by such party prior to termination.

         13.3. Time of the Essence. Time is and shall be of the essence in this Agreement.

14.      MISCELLANEOUS.

         14.1. Entire Agreement; Waivers. This Agreement (including the Schedules and Exhibit hereto) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter, other than (i) the Confidentiality Agreement (which shall survive execution and delivery of this Agreement and shall survive any termination of this Agreement but shall terminate upon consummation of the Closing) and (ii) any agreements solely among the Sellers or between the Sellers' Representative and any of the Sellers. Any waiver of any provision of this Agreement shall not be deemed to constitute a waiver of any other provision hereof (whether or not similar), and no waiver shall constitute a continuing waiver unless otherwise expressly provided and no such waiver shall be effective unless in writing and executed
(i) in the case of a waiver by the   Buyer, by an authorized signatory thereof;
and (ii) in the case of a waiver by the Sellers, by the Sellers'
Representative.

         14.2. Amendment or Modification. The parties hereto may not amend or modify this Agreement except by a written instrument executed by the Buyer and the Sellers' Representative.

         14.3. Investigation; No Additional Representations. The Sellers and the Company have not made and are not making any representation, warranty, covenant or agreement, express or implied, with respect to the matters contained in this Agreement other than the explicit representations, warranties, covenants and agreements set forth herein. The Buyer acknowledges and agrees that it (i) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the Business and the Steel Heddle Companies; (ii) has been furnished with or given adequate access to such information about the Business and the Steel Heddle Companies as it has requested, and (iii) will not assert, after the Closing, except pursuant to Section 3.2.2 or Section 11, any claim against the Sellers or any of their respective partners, directors, officers, employees, agents, stockholders, consultants, investment bankers, brokers, representatives or controlling Persons, or any Affiliate of any of the foregoing, or hold the Sellers or any such Persons liable, for any inaccuracies, misstatements or omissions with respect to information furnished by the Company, the Sellers or such Persons concerning the Business, the Steel Heddle Companies, this Agreement or the transactions contemplated hereby.

         14.4. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

         14.5. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees and assigns (each of which transferees and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that (i) no transfer or assignment by any party hereto shall be permitted without the prior written consent of the other parties hereto and any such attempted transfer or assignment without consent shall be null and void and (ii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder. Notwithstanding the foregoing, the Buyer may assign its rights and delegate its obligations hereunder to any Affiliate and after the Closing, to any Person (i) in connection with a sale of all or substantially all assets of the Buyer, (ii) who acquires all of the capital stock of the Buyer or (iii) who provides financing to the Buyer or its Affiliates.

         14.6. Limited Liability of Partners. The Buyer agrees that none of the general, limited partners of any of the BCC Sellers that is a limited partnership (each, a "Seller Partnership" and collectively, the "Seller Partnerships") or any general partner of any Seller Partnership shall have any liability, personal or otherwise, and that neither the Buyer nor any of the Buyer's Subsidiaries or Affiliates shall seek or be entitled to impose any such liability on any such general or limited partner, for or by reason of any obligation of any Seller Partnership or any action or inaction of any Seller Partnership or any such general or limited partner under, in connection with, related to or by reason or means of (i) this Agreement, (ii) any of the transactions contemplated hereby or (iii) the purchase, ownership or disposition of any Securities; provided, however, that the foregoing shall not limit the liability of any Seller Partnership to the extent arising from any obligation of it, or any action or inaction by it, in its capacity as a Seller or as a direct holder of Securities.

         14.7. Public Announcements. At all times no party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld. If any party hereto is unable to obtain, after reasonable effort, the approval of its public report, statement or release from the other parties hereto and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Each party hereto will also obtain the prior approval by the other parties hereto of any press release to be issued announcing the consummation of the transactions contemplated by this Agreement. Any consent required of the Sellers under this Section 14.7 may be given by the Sellers' Representative.

         14.8. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

         If to the BCC Sellers, to:          c/o Butler Capital Corporation
                                             767 Fifth Avenue, 6th Floor
                                             New York, New York  10153
                                             Telecopier:  (212) 759-0876
                                             Attention:  Mr. David Barr

         with a copy to:                     Ropes & Gray
                                             One International Place
                                             Boston, Massachusetts  02110
                                             Telecopier:  617-951-7050
                                             Attention: Daniel S. Evans, Esq.

         If to the Individual Sellers, to:   Haynsworth, Marion, McKay & Guerard, L.L.P.
                                             75 Beattie Place, UCB Tower, 11th Floor
                                             Post Office Box 2048
                                             Greenville, South Carolina  29602
                                             Telecopier:  (803) 240-3300
                                             Attention:  Joseph J. Blake, Jr., Esq.

         If to the Buyer , to:               c/o American Industrial Partners
                                             551 Fifth Avenue
                                             Suite 3800
                                             New York, NY 10176
                                             Attention:  Robert Klein
                                             Facsimile:  212-986-5099

         with a copy to:                     American Industrial Partners
                                             One Maritime Plaza
                                             Suite 2525
                                             San Francisco, CA 94111
                                             Attention:  Chief Financial Officer
                                             Facsimile:  415-788-5302

         and

                                        Kirkland & Ellis
                                        655 Fifteenth Street, N.W.
                                        Suite 1200
                                        Washington, DC 20005
                                        Attention:  Jack M. Feder, Esq.
                                        Facsimile:  202-879-5200

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) two
(2) Business Days after being sent by Federal Express, if sent by Federal Express, (c) one (1) Business Day after being delivered, if delivered by telecopier and (d) three (3) Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         14.9. Headings, Etc. Section and Subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof.

         14.10. Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to entitle any Person other than the Sellers' Representative, the parties or their respective transferees and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

         14.11. Termination of Stockholder's Agreement. Each Seller that is party to the Stockholder's Agreement dated December 24, 1992 between the Company and certain stockholders hereby agrees that, effective upon the Closing, such agreement is hereby terminated and canceled and shall be of no further force and effect.

         14.12. Termination of Consulting Services Agreement. Mfg. Co. and BCC Industrial Services, Inc., hereby agree that, effective upon the Closing, the Consulting Services Agreement dated as of January 1, 1996 between the Company and BCC Industrial Services, Inc. is hereby terminated and canceled and shall be of no further force or effect.

         14.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         14.14. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

         14.15. Strict Construction. No rule of strict construction shall apply to or be used against any party hereto.

         14.16. Expenses. All costs and expenses (including any fees paid to Merrill Lynch & Co., legal fees and expenses) incurred by the Sellers in connection with this Agreement and the transactions contemplated hereby shall be paid by the Sellers directly, or indirectly in the manner contemplated by
Section 3.1 and clause (vi) of Section 11.1.1. All such costs and expenses incurred by the Company shall be paid by the Company, whether or not the transactions contemplated hereby are consummated (it being understood that if such transactions are consummated, such expenses will be borne indirectly by the Sellers pursuant to Sections 3.1 and 3.2), and all such costs and expenses incurred by the Buyer (including any fees and expenses incurred in connection with any financing arranged by the Buyer) shall be paid by the Buyer whether or not the transactions contemplated hereby are consummated.

           [THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.


         THE COMPANY:    SH HOLDINGS CORP.


                             By:/s/ Benjamin G. Team
                                ------------------------------------------
                                Title:


                            MEZZANINE LENDING ASSOCIATES II, L.P.
                                   By:  Mezzanine Lending Management II, L.P.,
                                   its general partner
                            MEZZANINE LENDING ASSOCIATES III, L.P.
                                   By:  Mezzanine Lending Management III, L.P.,
                                   its general partner
                            MEZZANINE LENDING MANAGEMENT II, L.P.
                            MEZZANINE LENDING MANAGEMENT III, L.P.
                            SENIOR LENDING ASSOCIATES I, L.P.
                                   By: Senior Lending Management I, L.P.,
                                   its general partner
                            SENIOR LENDING ASSOCIATES II, L.P.
                                   By: Senior Lending Management II, L.P.,
                                   its general partner
                            SENIOR LENDING MANAGEMENT I, L.P.


                            By:/s/ Gilbert Butler
                                -----------------------------------------------
                                      their General Partner


                            BCC INDUSTRIAL SERVICES, INC.


                            By:
                                -----------------------------------------------
                                   its authorized signatory

                             /s/ Jerry B. Miller
                             --------------------------------------------------
                             Jerry B. Miller


                             /s/ Benjamin G. Team
                             --------------------------------------------------
                             Benjamin G. Team


                             /s/ Robert W. Dillon
                             --------------------------------------------------
                             Robert W. Dillon

                             LEEWAY & CO.

                             By:  State Street Bank and Trust Company,
                                        as General Partner

                                  By:/s/ Kimberly A. Moynihan
                                     -------------------------------------------
                                      Title:Assistant Secretary


                             /s/ Thomas A. Korbutt
                             --------------------------------------------------
                             Thomas A. Korbutt


                             /s/ Edward A. Rostick
                             --------------------------------------------------
                             Edward A. Rostick


                             /s/ Frank L. Rodgers
                             --------------------------------------------------
                             Frank L. Rodgers


                             /s/ James E. Merritt
                             --------------------------------------------------
                             James E. Merritt


                             /s/ Wesley F. Hixon
                             --------------------------------------------------
                             Wesley F. Hixon


                             /s/ Hugh I. Cash
                             --------------------------------------------------
                             Hugh I. Cash

                              /s/ James B. Conner
                              ---------------------------------
                              James B. Conner

                              /s/ William B. Parson
                              ---------------------------------
                              William B. Parson

                                                *
                              ---------------------------------
                              Stefan Burgess Schwinn

                                                *
                              ---------------------------------
                              Miller Elizabeth Schwinn

                                                 *
                              ---------------------------------
                              Jacob Logan Schwinn

                              /s/ Kimberly M. Schwinn
                              ---------------------------------
                              Kimberly M. Schwinn

                              /s/ Benjamin G. Team III
                              ---------------------------------
                              Benjamin G. Team III

                              /s/ Martha T. Garrison
                              ---------------------------------
                              Martha T. Garrison

                              /s/ Francis E. Team
                              ---------------------------------
                              Frances E. Team

             THE BUYER:       STEEL HEDDLE GROUP, INC.


                              By:/s/ Robert J. Klein
                                 ------------------------------
                                   Title: President
/s/ Kimberly M. Schwinn
-----------------------
*By Kimberly M. Schwinn as custodian for Stefan B. Schwinn, Miller E. Schwinn and Jacob L Schwinn, under South Carolina Uniform Gift for Minors Act.


                              BUTLER CAPITAL CORPORATION


                              By: Gilbert Butler
                                  ---------------------------------------
                                   Title:

                                                                   EXHIBIT 3.2.1

                                  STEEL HEDDLE
                                WORKING CAPITAL


                                                   Target                      April 4, 1998
                                                   ------                      -------------
                                                                                  Actual
                                                                                  ------
Cash and cash equivalents                                 0                       276,011
Accounts receivable                              10,577,016                    11,114,740
Inventories @LIFO                                14,230,156                    15,071,208
Prepaid expenses                                    132,707                        49,620
                                                -----------                 -------------

TOTAL CURRENT ASSETS                             24,939,879                    26,511,579

Accounts payable                                  1,844,833                     2,193,611
Income taxes payable(1)                             200,000                     1,485,021
  Accrued & sundry liabilities                    3,822,019                     3,130,420
  Accrued Interest                                 (384,775)                     (114,211)
                                                -----------                   -----------
Adjusted accrued & sundry liabilities             3,437,244                     3,016,209

TOTAL CURRENT LIABILITIES                         5,482,077                     6,694,841
                                                -----------                   -----------

WORKING CAPITAL                                  19,457,802                    19,816,738
                                                ===========                    ==========





--------------------

   (1) Note: does not include deferred income taxes.

                                                                     EXHIBIT 8.4


                            SELLER'S COUNSEL OPINION


Special counsel to Sellers shall opine, in a manner reasonably satisfactory to Buyer, with respect to the following matters (defined terms used herein shall have the meanings set forth in the Stock Purchase Agreement dated as of May 1,
1998);

         1. The Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified as a foreign corporation in each such other jurisdiction where the nature of its business or the ownership of its properties requires such qualifications, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. The Company has the corporate power and authority to own its property and assets and to conduct its business as presently owned and conducted. The Company has the corporate power and authority to enter into and perform its obligations under the Stock Purchase Agreement. The Stock Purchase Agreement has been duly authorized, executed and delivered by the Company.

         2. Each of the Sellers that is not an individual is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each of such Sellers has the power to enter into and perform its obligations under the Stock Purchase Agreement. The Stock Purchase Agreement has been duly authorized (in the case of non-individual Sellers), executed and delivered by each Seller.

         3. The outstanding capital stock of the Company is duly authorized, validly issued and fully paid and non-assessable. To the Knowledge of such counsel, the Shares are the only issued and outstanding capital stock of the Company. As of the date hereof, the Company, directly or indirectly, owns of record and, to the Knowledge of such counsel, beneficially, all of the outstanding capital stock of each of its Subsidiaries, except for Steel Heddle International de Mexico, S.A. DE C.V.

         4. The Company's authorized capital stock consists solely of 2,000,000 shares of Class A Common Stock, 8,000,000 shares of Class B Common Stock and no shares of preferred stock. The Sellers collectively own of record and, to the knowledge of such counsel, beneficially all of the outstanding capital stock of the Company, and, to the knowledge of such counsel free and clear of all encumbrances with full right, power and authority to transfer, exchange and sell said shares to Buyer. Assuming that the Buyer is acquiring the outstanding Common Stock in good faith and without notice of any adverse claims, upon consummation of the transactions contemplated by the Stock Purchase Agreement, the Buyer will acquire valid title to such stock, free and clear of all liens.

         5. To the Knowledge of such counsel, other than as identified in the Stock Purchase Agreement, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of the Company or any securities convertible into or exchangeable for shares of capital stock or other securities issued by the Company, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by the Company.

         6. To such counsel's Knowledge, no Action is pending against the Company with respect to the transactions contemplated by the Stock Purchase Agreement.

         7. The Stock Purchase Agreement constitutes a legally valid and binding obligation of each of the Company and the Sellers and is enforceable against each of such parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights, or the applicability of equitable principles.

         8. Neither execution and delivery of the Stock Purchase Agreement nor performance thereunder by the Company or any of the Sellers will (i) conflict with or violate the organizational documents of such Person (in the case of non-individual Sellers); (ii) to such counsel's knowledge, violate, conflict with or constitute a material default under, or result in the imposition of any material encumbrance on any such Person, pursuant to any material agreement or commitment to which any of such Person is a party and which is identified to such counsel by the Company or any of the Sellers as a material agreement or commitment (except as otherwise noted in such counsel's opinion); (iii) to such counsel's knowledge, violate any court orders which are binding on any such Person; or (iv) violate any regulation, rule or statute applicable to such Person, which violation would have a material adverse effect on such Person.

         9. No authorization, consent, order, permit or approval of, or notice to or filing with, any court or governmental authority or other person or entity is required for the execution and delivery of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby in accordance with the terms of the Stock Purchase Agreement, other than any such authorization, consent, order or approval which has been obtained.

                                                                     EXHIBIT 9.3

                            BUYER'S COUNSEL OPINION


Special counsel to Buyer shall opine, in a manner reasonably satisfactory to Seller, with respect to the following matters (defined terms used herein shall have the meanings set forth in the Stock Purchase Agreement dated as of May 1,
1998):

         1. Buyer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and assets and to conduct its business as presently owned and conducted. Buyer has the corporate power and authority to enter into and perform its obligations under the Stock Purchase Agreement, and all necessary corporate action has been taken by Buyer to authorize the execution and delivery of the Stock Purchase Agreement and the performance of its obligations thereunder.

         2. To such counsel's Knowledge, no Action is pending against the Buyer with respect to the transactions contemplated by the Stock Purchase Agreement.

         3. The Stock Purchase Agreement constitutes a legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights, or the applicability of equitable principles.

         4. Neither execution and delivery of the Stock Purchase Agreement nor performance thereunder by Buyer will (i) conflict with the Certificate of Incorporation or By-laws of Buyer; (ii) to the Knowledge of such counsel, violate, conflict with or constitute a material default under, or result in the imposition of any material encumbrance on Buyer pursuant to any material agreement or commitment to which Buyer is a party and which is identified to such counsel by Buyer as a material agreement or commitment; (iii) violate any court orders that are binding on Buyer; or (iv) to such counsel's knowledge, violate any statute, rule or regulation presently applicable to Buyer, which violation would have a material adverse effect on Buyer.

         5. No authorization, consent, order, permit or approval of, or notice to or filing with, any court or governmental authority or other person or entity is required for the execution and delivery of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby in accordance with the terms of the Stock Purchase Agreement, other than any such authorization, consent, order, permit or approval which has been obtained.

                                                                  EXHIBIT 11.5.2


                         ENVIRONMENTAL ESCROW AGREEMENT

                                   SCHEDULE 1

                                   OWNERSHIP


                                                     Warrant &         Rights to            Total
                                        Shares          Option       Unallocated    Fully-Diluted    Proportionate
                                         Owned          Shares            Shares           Shares            Share
                                         -----          ------            ------           ------            -----
CLASS A
-------
Thomas A. Korbutt                       11,250           2,204                             13,454           1.2717
Jerry B. Miller                         11,250           2,204             2,060           15,514           1.4665
Edward A. Rostick                       11,250           2,204                             13,454           1.2717
Frank L. Rodgers                         4,500             882                              5,382           0.5087
Benjamin G. Team                        11,250           2,204             4,140           17,594           1.6631
Robert W. Dillon                        11,250           2,204             2,720           16,174           1.5288
James E. Merritt                        11,250           2,204                             13,454           1.2717
Wesley F. Hixon                          6,750               0                              6,750           0.6380
Hugh I. Cash                             2,250               0                              2,250           0.2127
James Brant Conner                       4,500               0                              4,500           0.4254
William B. Parson                        4,500               0                              4,500           0.4254
Stefan Burgess Schwinn                     100               0                                100           0.0095
Miller Elizabeth Schwinn                    30               0                                 30           0.0028
Jacob Logan Schwinn                         30               0                                 30           0.0028
Kimberly M. Schwinn                        500               0                                500           0.0473
Benjamin G. Team III                       140               0                                140           0.0132
Martha T. Garrison                         140               0                                140           0.0132
Frances E. Team                            140               0                                140           0.0132
BCC Industrial Services, Inc.                0          31,570                             31,570           2.9841
-------------------------------------------------------------------------------------------------------------------
      CLASS A TOTALS                    91,080          45,676             8,920          145,676          13.7699
-------------------------------------------------------------------------------------------------------------------

CLASS B
-------
SLA I             B-1                   66,110                                             66,110           6.2490
SLM I             B-1                    1,113                                              1,113           0.1052
SLA II            B-2                   66,110                                             66,110           6.2490
MLA II            B-3                  347,158                                            347,158          32.8150
MLM II            B-3                   14,700                                             14,700           1.3895
Leeway            B-3                   56,906                                             56,906           5.3790
MLM III           B-4                   12,653                                             12,653           1.1960
Leeway            B-4                   48,960                                             48,960           4.6279
MLA III           B-4                  298,540                                            298,540          28.2194
-------------------------------------------------------------------------------------------------------------------
      CLASS B TOTALS                   912,250               0                 0          912,250          86.2300
-------------------------------------------------------------------------------------------------------------------

===================================================================================================================
      TOTALS                         1,003,330          45,676             8,920        1,057,926         100.0000
===================================================================================================================

                             STOCK SUBJECT TO LIENS


1. Pledge, pursuant to Security Agreement, by William B. Parson to Steel Heddle Mfg. Co. of 4,500 shares of Common Stock as collateral for a loan by Steel Heddle Mfg. Co. to Parson in the original principal amount of $85,041 pursuant to Note dated as of April 29, 1994

2. Pledge, pursuant to Security Agreement, by James B. Conner to Steel Heddle Mfg. Co. of 4,500 shares of Common Stock as collateral for a loan by Steel Heddle Mfg. Co. to Conner in the original principal amount of $85,041 pursuant to Note dated as of April 29, 1994.

                                  SCHEDULE 4.3

                    SELLERS' EXCEPTIONS TO NON-CONTRAVENTION


1. Credit Agreement dated February 20, 1997 among SH Intermediate Corp., et al. and NationsBank, N.A., as agent.

                                 SCHEDULE 5.1.2

                    COMPANY EXCEPTIONS TO NON-CONTRAVENTION


1. Credit Agreement dated February 20, 1997 among SH Intermediate Corp., et al. and NationsBank, N.A., as agent.

2.    Any necessary filings pursuant to Hart-Scott-Rodino Act.

3.    Chubb Crime Insurance Policy.

                                 SCHEDULE 5.1.4

                         SH HOLDINGS CORP. SUBSIDIARIES


Name                                                           Jurisdiction                    % Ownership
----                                                           ------------                    -----------
SH Intermediate Corp.                                          S. C.                             100.00

Steel Heddle Mfg. Co.                                          PA                                100.00

Heddle Capital Corp.                                           Delaware                          100.00

Steel Heddle International, Inc.                               S. C.                             100.00

Steel Heddle International, Ltd. VI                            V.I.                              100.00

Steel Heddle (Canada) Ltee/Ltd.                                Canada                            100.00

Steel Heddle International de Mexico, S.A. DE C.V.             Mexico                             99.98(1)
Privada de la Soledad No. 503
Colonia Jaguey Barrio
Delegacion Azcapotzalco
02519, Mexico, D.F.

Steel Heddle International Japan (Branch)                      Japan                             100.00
Room 905, 1/Otsubashi
Tensho Building, No. 9
1-12-12, Shinmachi, Nishi-Ku
Osaka 550, Japan

Steel Heddle (Tianjin) Weaving Machine                         China                             100.00
  Accessories Co. Ltd.
3 Wan Liu Cun Ave.
Hebei District, Tianjin, China





--------

(1) Remaining .02 consists of one share held by B. Team, one share held by R. Dillon, one share held by J. Merritt and one share held by J. Miller.

                                 SCHEDULE 5.1.5

                              DIRECTORS & OFFICERS



SH HOLDINGS CORP.

Directors
---------

David Barr
Tom Burger
Daniel H. Kahrs
Benjamin G. Team
Robert W. Dillon

Officers
--------

Benjamin G. Team                                President
Jerry B. Miller                                 Secretary & Treasurer



SH INTERMEDIATE CORP.

Directors
---------

David Barr
Tom Burger
Daniel H. Kahrs
Benjamin G. Team
Robert W. Dillon

Officers
--------

Benjamin G. Team                                President
Jerry B. Miller                                 Secretary & Treasurer



STEEL HEDDLE MFG. CO.

Directors
---------

David Barr
Tom Burger
Daniel H. Kahrs
Benjamin G. Team
Robert W. Dillon

Officers
--------

Benjamin G. Team                                President & Chief Executive Officer
Robert W. Dillon                                Executive Vice President
Jerry B. Miller                                 Vice President - Finance & Secretary
Thomas A. Korbutt                               Vice President - Frame Division
John D. Wright                                  Manager - Heddle Division
C. Randy Boggs                                  Manager - Reed Division
Edward J. Treglia                               Manager - Rolled Products Division
J. Brant Conner                                 General Sales Manager



HEDDLE CAPITAL CORP.

Directors
---------

Benjamin G. Team
Jerry B. Miller
Francis B. Jacobs

Officers
--------

Jerry B. Miller                                 President
Benjamin G. Team                                Vice President, Treasurer
Joan L. Dobrzynski                              Secretary, Assistant Treasurer



STEEL HEDDLE INTERNATIONAL, INC.

Directors
---------

Benjamin G. Team
Robert W. Dillon
Jerry B. Miller

Officers
--------

Benjamin G. Team                                President
Robert W. Dillon                                Executive Vice President
Jerry B. Miller                                 Vice President - Finance & Secretary



STEEL HEDDLE INTERNATIONAL, LTD. VI

Directors
---------

Benjamin G. Team
Robert W. Dillon
Jerry B. Miller
Susan S. Seipel
Lesley Thomas-Dawson

Officers
--------

Benjamin G. Team                        President
Robert W. Dillon                        Senior Vice President
Jerry B. Miller                         Secretary
Jerry B. Miller                         Treasurer



STEEL HEDDLE (CANADA) LTEE/LTD.

Director
--------

Don Poure

Officers
--------

Benjamin G. Team                        President
Jerry B. Miller                         Vice President
Don Poure                               Secretary and Treasurer



STEEL HEDDLE INTERNATIONAL DE MEXICO S.A. DE C.V.

Directors
---------

Benjamin G. Team
Robert W. Dillon
Jerry B. Miller
J. Brant Conner

Officers
--------

Benjamin G. Team                        President
Robert W. Dillon                        Executive Vice President
Jerry B. Miller                         Vice President Finance & Secretary
J. Brant Conner                         Vice President

                                  SCHEDULE 5.3

                 CHANGES IN CONDITION SINCE BALANCE SHEET DATE


None.

                                  SCHEDULE 5.4

                             ENVIRONMENTAL MATTERS

Greenville, Georgia

1. A septic tank tile field and lime pit with a drain line were used to dispose of liquid production wastewaters from 1972, until the plant tied into the City of Greenville's sewer system between 1981 and 1984. It is believed the septic tile field was located in front of the building. The lime pit was located near the northwest corner of the building and drained toward the east. The Company believes that little manufacturing wastewater was disposed in the septic tank tile field, based upon the plant's current flow to the sewer system. The lime pit collected a lime wash water from the solder reeds. No solvents or oil are believed to have been on the solder reeds at this point in the manufacturing process. No physical manifestations such as stressed vegetation or discolored soil were observed during the inspection of these areas by Rogers and Callcott Engineers, Inc. in January 1993.

2. In January 1993, Rogers and Callcott Engineers, Inc. observed a small area of discolored (black) soil/ash/debris around the base of two air exhaust units located behind the manufacturing building. The Company believes that the discolored material was from a fire in one of the exhaust outlets. The discolored material appeared to be superficial in nature.

Greensboro, North Carolina

3. A lime pit has been used since the time the plant was built, in approximately 1964. The lime pit is located along the western wall of the main building and discharges to the city sewer. The lime pit collects a lime wash water from the solder reeds. No solvents or oils are believed to be on the solder reeds at this point in the process. No physical manifestation such as stressed vegetation or discolored soil were observed around the lime pit during the inspection of the area by Rogers and Callcott Engineers, Inc. in January 1993.

4. A 275-gallon aboveground varsol storage tank and a solvent product drum dispensing rack are located along the northern exterior wall of the main building. The area around the tank and drum area is not paved and has no spill containment structure.

5. Along the west outside wall of the main manufacturing building, the baghouses are located. In January 1993, when this area was inspected by Rogers and Callcott Engineers, Inc., the area immediately around the baghouses appeared to be surficially stained.

6. In the yard to the north of the main manufacturing building is an area where tar had been stored for use in the pitch reed manufacturing process. In January 1993, when this area was inspected by Rogers and Callcott Engineers, Inc., the drums of tar had been removed, but tar residue remained on the ground in the area.

Greenville, North Carolina

7. In 1987, three lagoons at the facility were RCRA certified closed as landfills by the EPA. In 1989, the facility started ground water remediation and monitoring at the site to comply with the RCRA post-closure case requirements. In 1996, the facility was issued a revised RCRA Part B and Post Closure Care Permit. This permit includes a 30-year period of post-closure care for the 3 lagoons and requires: (1) the maintenance of the integrity and effectiveness of the landfills' cover; and (2) continued ground water recovery and ground water monitoring.

8. There is one external pad-mounted transformer that does not have labels regarding PCB-content. No evidence of leaks or stains around the transformer unit have been observed.

9. The facility is a Large Quantity Generator (LQG) of hazardous waste and is a permitted Treatment Storage and Disposal (TSD) facility for treating electroplating wastes. At times, the roll-offs containing hazardous waste have not been appropriately labeled. The facility's Contingency Plus & Emergency Procedures Plan dated March 29, 1993, is out of date and needs to be updated to reflect management and operations changes.

      The facility is inspected annually by the hazardous waste division of the South Carolina Department of Health and Environmental Control (DHEC). The 1997 inspection identified deficiencies in the form of open waste containers, a missing land disposal restriction modification form, and incomplete hazardous waste determinations, which the facility subsequently addressed. No penalties were assessed for the 1997 deficiencies.

      In 1992, the facility received a Notice of Violation (NOV) resulting from noncompliance items with respect to hazardous waste determinations, manifest discrepancies, hazardous waste drum labeling discrepancies, hazardous waste storage on-site longer than 90 days, the absence of identification for satellite storage areas, irregular maintenance of quarterly reports, improper employee training, and inadequate hazardous waste weekly inspections. The facility was assessed a penalty of $18,250 for these violations.

10.   Aqua-Tech Hazardous Waste Treatment Facility, Greer, South Carolina
      Steel Heddle was assessed and remitted a sum of $115,513 for response costs incurred by DHEC at the Aqua-Tech site. Steel Heddle settled with the Aqua-Tech PRP Group and paid a sum of $42,806 in settlement of all response costs incurred in connection with the surface clean-up at the Aqua-Tech site through February 28, 1997. The Aqua-Tech PRP Group did not settle its claim against Steel Heddle for Steel Heddle's allocated share of the RI/FS costs (estimated to be $2,500.28). The settlement also did not include the Aqua-Tech PRP Group's claim against Steel Heddle for future remediation costs.

11.   Beaco Road Site, South Carolina
      Steel Heddle was alleged to be a PRP at the Beaco Road site. In an order dated December 9, 1995, Judge G. Ross Anderson, Jr. dismissed Steel Heddle from the case. Judge Ross concluded that Steel Heddle did not deliver or arrange for the delivery of any hazardous substance to the site.

12.   Douglasville Site, Pennsylvania Banks Associates, Inc.
      Litigation Steel Heddle was alleged to be a PRP at the Douglasville site. In an order dated January 31, 1994, Judge S.J. Troutman dismissed Steel Heddle without prejudice and gave the third-party plaintiffs thirty days to effect service of another complaint, and that deadline passed without an additional compliant being served. On April 1, 1994, the court confirmed that Steel Heddle was out of the case.

13.   Jadco-Hughes Site, Belmont, North Carolina
      On June 12, 1986, USEPA requested Steel Heddle to submit information in connection with alleged disposal of waste at the Jadco-Hughes site. In letters dated June 20, 1986 and June 24, 1986, Ogletree, Deakins, et al., counsel for Steel Heddle, responded that Steel Heddle had no records of sending wastes to the Jadco-Hughes site. No further response has been received from the USEPA.

14. The facility discharges sanitary wastewater and treated process wastewater to the Taylors Wastewater Treatment Plant in accordance with an Industrial Wastewater Discharge Permit (ID-0080C, expires 3/31/2000) issued by the Western Carolina Regional Sewer Authority (WCRSA). The facility is currently identified as a categorical wastewater discharger due to its industrial operations of electroplating and metal finishing. This categorical industry identification designates pretreatment standards for all associated metal finishing industries. The categorical parameters and limitations identified in the facility's permit were determined in accordance with 40 CFR 433.15 (Pretreatment standards for existing sources - metal finishing subcategory). The facility conducts monitoring in accordance with the requirements of the permit and 40 CFR 433.15.

       WCRSA conducts annual inspections of the facility. The 1996 and 1997 inspection reports indicated that the facility had a violation of permit conditions/limitations or sewer use regulations. However, no details were provided in the reports and the facility did not receive a NOV and was not assessed any penalty. The 1995 and 1996 effluent quality data do not reveal any significant areas of concern except for two exceedances of the total chromium limitation and an exceedance for total flow.

15. The facility discharges storm water to Mountain Creek under a general permit (SCR006000) issued by the DHEC that expired on September 30, 1997. DHEC informed the facility that a renewal application was not necessary. DHEC indicated that it is running behind schedule and a revised permit will be issued soon. DHEC informed the facility that the existing permit conditions would not be changed. The facility conducts semi-annual monitoring for selected parameters. At the request of DHEC, results of the analysis of the storm water sampling is maintained on-site by the facility (the permit states that the results should be submitted to DHBC).

16. In 1993, the facility conducted whole effluent toxicity test. Results of the test indicated that the storm water discharge was of concern (acute toxicity to the fish was observed at the 100% effluent concentrations). Facility personnel are unaware if the results were submitted to DHEC.

17. The facility is currently not subject to Title V permitting process. The facility is currently operating under Air Quality Permit No. 1200-0006 (issued December 8, 1997; expires November 30, 2002) and is identified as having 14 emission sources. Among other items, the permit requires the facility to maintain logs on the three boilers whenever the boilers are in operation, prepare an operation and maintenance plan for all scrubbers, monitor and record velocity pressure at the inlet and the pressure drop across the chrome scrubber, maintain inspection and maintenance records on the chrome line scrubber and the chrome line plating tanks, maintain records of trichlomedrylene use in the degreaser, etc. The facility has not yet implemented all the required procedures to comply with the monitoring and recordkeeping requirements of the operating permit.

18. The facility is inspected annually by the Air Quality Division of DHEC. In 1997, the facility received a NOV for not including control equipment in the permit, which the facility subsequently addressed. No penalties were assessed for this violation.

19. The SPCC Plan is out of date. SPCC plans must be reviewed and updated once every three years. The facility's SPCC plan was prepared in 1993 and has not been updated since.

20. Four phases of ground water quality assessment were conducted that identified and delineated VOC contamination at SWMU 39-42. In August 1989, ground water remediation was initiated in accordance with RCRA Corrective Action. The purpose of well network is to monitor and recover contaminants originating from two closed waste management units (Lagoon 1 and Lagoon 2&3).

       The current monitoring and recovery system consists of 4 recovery wells, 29 monitoring wells, and six piezometers. The primary VOCs and the corresponding 1997 maximum levels are: 1,1-DCA (70 ppb), 1,1-DCE (91 ppb), 1,2-DCE (49 ppb), PCE (20 ppb), and TCE (13 ppb). The combined recovery flow rate is 14.5 gpm, and the extracted water is used as process water in the electroplating operation or is discharged directly to POTW.

       There are also three production wells at the site (PW1-PW3) that are 350 ft, 250 ft and 405 ft deep. In 1989, PW3 contained TVOC's at 39 ppb. PW1 has never been used. PW2 produced 10 gpm, but is currently inactive. PW3 produces 75 gpm and it periodically used to supplement the process water. No production, public or private water wells are located within a one mile radius of the site other than SHM's on-site production wells. Residential potable water is provided by a municipality that obtains water from a surface water supply.

21. Embankment Fill Area (SWMU 46) This is a 400 ft x "100 ft x 20 fit thick grassy embankment immediately west of five former ponds and next to Bldg. 18. The embankment was used for the disposal of various wastes including foundry sand until 1979, foundry-related wastes, construction debris, 55-gallon drums, tile, scrap metal, bricks, etc. In 1988, the debris observed in the embankment was spent foundry sand and half-buried drums. At that time, Steel Heddle removed exposed drums. In 1994, EPA collected one surface composite sample that contained elevated nickel, barium and chromium.

22. Former Waste Disposal Area (SWMU 45) This unit consists of a heavily vegetated area where deteriorated drums as well as vegetative and construction debris were periodically dumped from 1961 to 1979. In 1976, Steel Heddle received a complaint related to excessive smoke due to burning of construction debris and heavy brush in this area of the property. During the 1988 RFA, two drums were unearthed that contained wooden bobbins and a black oily substance. At that time, Steel Heddle removed visible drums for off-site disposal. During the 1993 Phase I, deteriorated drums and construction debris were noted in the area. The 1993 RFA indicated that wastes included foundry sand, glue wastes, 55-gallon drums, wood wastes, creosote poles and construction debris. In 1994, 3 surface soil samples were collected and elevated barium, nickel and chromium were detected. SCDHEC indicated ground water flow in this area is not known.

23. Old Surface Impoundments (SWMU 44) This unit consists of five former unlined ponds that received metal working wastewaters and hazardous wastewaters from electroplating operations from about 1961 to 1979. The units are located in any open area each of the Embankment Fill area and west of Building 35. One of the ponds is located beneath Building 35. Four of the ponds were taken out of service in 1970 and one of the ponds was taken out of service 1971 and backfilled in 1979. No documentation is available concerning the method of closure of the ponds. During the 1988 RFA, this area contained stressed vegetation. Downgradient well W-9 did not contain VOCs; therefore, the EPA stated no further action.

24. Inert Landfill (SWMU 38) This unit operated from at least 1979 to 1989 as a state-permitted solid waste landfill (IWP 171) that received spent foundry sand consisting of a mixture of clays, Columbia sand, and graphite. The 1988 RFA noted that salt deposits cleaned from molds used in coating operations were present in the landfill. In 1989, the landfill was closed by capping with SCDHEC's review, but no waste materials were recovered. In 1993, facility personnel indicated that as old glue ditch may have been incorporated into landfill. The SCDHEC believed that the landfill is located sidegradient of the closed surface lagoons and the groundwater flowing beneath the landfill may discharge to the Mountain Creek tributary upstream of the monitoring well network and recovery wells. In 1993, a temporary well was installed northeast of the unit, and no VOCs were detected. In 1994, a groundwater sample collected from a well near the creek contained several VOCs above MCLs.

25. Hazardous Waste Drum Storage Area (SWMU 10) This is a 40 ft x 40 ft concrete pad with 6-inch high containment berm on two sides and spill collection trench on one side. In 1991, TCLP sampling was conducted on runoff from this unit, which did not indicate an impact. A sump in the pad was subsequently hand-piped to WWTP. In 1993 RFA noted that the concrete pad was cracked and two surface soil samples were collected that contained low levels of xylene and toluene and elevated CaPAHs.

26. Acid Dump Receiver (SWMU 17) This is an indoor, underground concrete tank with a capacity of 2,000 gallons. The unit receives acidic wastewater with high nickel and zinc content from electroplating operations with a pH of 2. In December 1993, about 170 gallons of wastewater were released through a deteriorated portion of one concrete wall and two adjoining corners of the unit. The tank was immediately removed from service, repaired and returned to service in June 1994. A soil sample was collected near the unit for TCLP metals, which showed no high metals, but zinc, nickel and pH were not analyzed. Well W-10 is located 110 ft downgradient of unit and contained water with pH of 5.28 in 12/93 and a pH of 3.79 in 12/94.

27. Sludge Storage Tanks (SWMU 30) This unit consists of two 15,000 gallon ASTs that were positioned on unpaved ground. Each tank receives 5,500 gallons of electroplating metal hydroxide sludge (ROO6) from the clarifier per day. A 1986 analysis of sludge indicated high nickel (2,670 ppm), zinc (42,310 ppm), and chromium (13,960 pp,). The 1988 RFA noted sludge spillage on ground in area of ASTs. Both ASTs are now located on a concrete pad with containment and rain that transports spillage to a concrete basin (but there may be exposed ground surface). In 1994, two soil samples contained chromium (5,200 and 4,700 ppm) and nickel (5,900 and 5,200 ppm).

28. Runoff Ditch SW of Bldg 18 (AOC A) This is a shallow grassy ditch that runs from an asphalt paved lot adjacent to the former foundry building to a wooded area known as the former waste disposal area (SWMU 45). During the 1988 RFA, oil staining was noted in the ditch. In 1989, surface oil sampling revealed low VOCs and PHCs (90 ppm). The 1993 Phase I indicated that the soil was black due to nature of foundry sands. In 1994, two soil samples detected petroleum SVOCs and metals.

29. Air Compressor Blowdown Area (AOC D) This area is along a wall of Bldg 29 and covers an area 200 sq. ft of which 80 ft is covered with concrete. In 1996, 3 soil samples were collected that contained TPHCs at a maximum level of 6,680 ppm.

30. Fuel Oil Containment Area (AOC C) This area contains two 20,000 gallon fuel oil ASTs, one 5,000 gallon duel oil AST and one 250 gallon kerosene AST. The ASTs were installed in 1974. Historically, the tank valves dripped during hose disconnects after filling operations on unpaved ground. During the 1993 RFA, this area was unpaved. SHM has since paved the area with asphalt and has installed drip pans below the tank valves to catch drippage. No soil sampling or removal of potentially contaminated soil has been conducted.

31. Oil/Water Separator (SWMU 8) This unit was constructed in 1976 and effluent discharges to the POTW. During the 1988 RFA, oil foundry sand and rags were observed under the freshly graded soil in the area around this unit. In addition, heavy staining was observed on the walls of the tank and on the soil around the unit. During the 1993 Phase I, very minor staining was observed along exterior wall with no observed leakage or stained soil around unit. In 1993, SHM indicated that this unit is drained annually and inspected and that the unit is intact. No soil sampling or excavation of potentially contaminated soil has been conducted.

32. Former Tumbler Waste Receiver Tank (SWMU 33) This unit was installed in 1987 and received wastewater from the tumbling and seed operation sump (SWMU 6). The unit consists of a 6,300 gallon oil separator tank associated with the WWTP. The tank has been taken out of service, but the sludge has not been removed from the tank. Apparently, a pipe associated with the tank has a tendency to leak or break. During the 1977 RFA, a large stain was observed northwest of the tank. During the 1993 Phase I, soil staining around a valve at base of tank was observed. Facility personnel indicated it was from a slow leak in underground piping which was repaired. No soil sampling or removal of potentially affected soil has been conducted.

33.    Oil Sump at Foundry Compressor Building (SWMU 5) This unit was 3.5 ft x
       3.5 ft concrete unit that collected storm water runoff and waste oil from a compressor, and transported the waste to a storm water drainage ditch. During 1988 RFA, extensive oil staining was noted around sump and its discharge point was not known. In 1989, an RFI was conducted in this area that did not verify a release from this area. During the 1993 Phase I, the oil sump was observed to be abandoned and filled, which occurred when the foundry building was razed. No soil sampling or removal of potentially affected soil has been conducted.

34. Unnamed Tributary of Mountain Creek The facility's wastewater discharged to Mountain Creek from about 1948 to 1976. A 1960 effluent sample contained chromium (6.1 ppm) and cyanide (1.8 ppm). In 1967, Steel Heddle obtained a NPDES permit for its discharge of treated sanitary and process wastewater. SCDHEC files contain several complaints dated between 1968 to 1975 that indicate high pH, fecal coliform, chromium, copper and cyanide levels in the outfall, as well as anodizing and discoloration in Mountain Creek. A 1970 document cites a construction permit issued to SHM to add cyanide, chromium, alkaline, acid, floor washings and sludge from clarifier as a large lagoon with discharge to Mountain Creek.

35. Suspected Septic System The 1993 Phase I indicated that the facility likely had a septic system when the facility was constructed, but its location is unknown. A 1967 document cites a permit for the construction of an aerated oxidation pond for sanitary waste with discharge to Mountain Creek. This pond is in the area of RCRA Lagoon 3.

Westminster, South Carolina

36. The facility was previously a Large Quantity Generator (LQG) of hazardous waste (EPA ID #SCD045095454). The facility's LQG stains was based on generation of waste Naphtha and flux containing acid. In 1994-95 the facility switched to Naphtha-140, a nonhazardous material and a non-acid flax. Hazardous wastes are no longer generated at the facility.

       As reported in a 1993 Phase 1 environmental assessment report prepared by Rogers and Callcott Engineers, Inc., the facility has received several Notices of Violation (NOV) resulting from noncompliance items with respect to hazardous waste determinations, disposal of special wastes at a municipal landfill without written authorization, manifest requirements, waste down labeling discrepancies, irregular maintenance of quarterly reports, improper employee training, and inadequate hazardous waste weekly inspections. The facility paid a penalty of $21,650 for these violations.

37. The facility discharges sanitary wastewater and process wastewater (cooling water) to the Coneross Creek Wastewater Treatment Plant in accordance with an Industrial Wastewater Discharge Permit (OC-000022 expires 1/31/1999) issued by the Oconee County Sewer Commission (OCSC). The facility is currently identified as a non-categorical wastewater discharger because it does not perform any of the six basic metal finishing operations listed in the federal regulations (40 CFR 433.15 -- pretreatment standards for existing sources). Pretreatment of wastewater is not required. The facility conducts monitoring and reporting in accordance with the requirements of the permit.

       OCSC conducts quarterly inspections of the facility's process wastewater discharge. The Fourth Quarter 1997 inspection report indicated that the facility had a violation of permit discharge limits for biochemical oxygen demand (BOD), oil and grease, and total suspended solids (TSS). The facility received a NOV, but was not assessed any penalty. The 1996 and 1997 effluent quality data do not indicate any significant areas of concern except for the exceedances of the oil and grease and TSS limitations noted above.

38. Several spills/releases from former underground product transfer piping from the aboveground mineral spirits and ammonia storage tanks occurred between 1981 and 1988. The releases were not reported to SCDHEC and no soil or ground water sampling or remediation were conducted. The underground lines were removed in 1988/89 and replaced with aboveground transfer lines.

                                 SCHEDULE 5.5.1

                           LIENS ON PERSONAL PROPERTY


1. Credit Agreement dated February 20, 1997 among SH Intermediate Corp., et al. and NationsBank, N.A., as agent.

                                 SCHEDULE 5.5.2

                              OWNED REAL PROPERTY


Location
--------


Greenville, SC
1801 Rutherford Rd.
Greenville, S.C. 29609

Oconee County, SC
692 Plant Rd.
Westminster, S.C. 29693

Greensboro, NC
143 Blue Bell Rd.
Greensboro, N.C. 27406
(excluding 0.58 acres sold on March 12, 1998 for $183,392.93)

Meriwether County, GA
Highway 109, Gay Rd.
Greenville, GA 30222

                               SCHEDULE 5.5.2(a)

                          LIENS ON OWNED REAL PROPERTY

1. Liens held by NationsBank, N.A. pursuant to Credit Agreement dated February 20, 1997.

2.     Title Exceptions: Oconee County, South Carolina

       - Title to that portion of the land embraced within the bounds of SC Highway 183 and SC Highway 37-109.

       - Easement granted to State Rural Electrification Authority by instrument filed September 15, 1937 in the Office of the Clerk of Court for Oconee County, South Carolina in Book 4-T, Page 231.

3.     Title Exceptions: Greenville County, South Carolina

       - Title to that portion of the land embraced within the bounds of Sunnydale Drive.

       - Easement granted to Duke Power Company by instrument dated October 5, 1948, filed October 15, 1948, in the Office of the RMC for Greenville County, South Carolina in Book 362, Page 197.

       - Easement granted to Duke Power Company by instrument dated November 10, 1948, filed November 17, 1948, in the Office of the RMC for Greenville County, South Carolina in Book 365, Page 250.

       - Easement granted to Western Carolina Regional Sewer Authority by instrument dated October 14, 1974, filed November 4, 1974 in the Office of the RMC for Greenville County, South Carolina in Book 1009, Page 597.

       - Easement 68 feet in which for the purpose of electrical transmission lines as shown on plat of survey entitled, "Survey for Steel Heddle Mfg. Co.", dated February, 1988, revised May, 1989 and recorded in Plat Book 17-A at Pages 45 and 46 in the Office of the RMC for Greenville County, South Carolina.

       - Encroachment of the fence located on the land over and across the railroad right-of-way along the southern boundary line.

       -      Riparian rights incident to the premises.

       - Notice of Use of Property for Management of Hazardous Waste executed by Steel Heddle Mfg. Co., dated June 9, 1989 and recorded June 14, 1989 in the Office of the RMC for Greenville County, South Carolina in Deed Book 1364 at Page 649.

4.     Title Exceptions: Meriwether County, Georgia

       - Matters as shown on plat of survey prepared by Tony L. Carr, Str. and Associates, Surveyors, for First Union National Bank of North Carolina and Steel Heddle Mfg. Co., dated 2/1/93, revised on 2/10/97, and recorded in Plat Book 17, Page 20, Meriwether County Records, namely:

       - branch crossing central portion of subject property in an east-west direction;

       - power line, poles and guy wires located in southeasternmost portion of subject property, said power line running in northwesterly direction to power poles, guy wires and 18-inch c.m.p.;

       - sanitary sewer service line, power pole, telephone line, gas meter, water meter and water valve located in southwesterly portion of subject property; and

       - asphalt parking lot encroaches onto adjacent property to the southeast.

5.     Title Exceptions: Guilford County, North Carolina

       - Easements, setback lines, and any other facts shown on the plat recorded in Plat Book 32, Page 9, Guilford County Registry, including but not limited to the following: ten (10) foot easement along the rear property line.

       - Encroachments, overlaps, boundary line disputes, access, deficiency in quantity of land, and any other matters which would be disclosed by a current and accurate survey and inspection of the land occurring subsequently to January 11, 1993, being the date of a survey by Michael D. Case, R.S. said survey reveals the following: a) a portion of a twenty (20) foot easement along the northerly property line; b) overhead power liens (poles) crossing insured premises; c) overhead telephone lines (poles) crossing insured premises; d) gravel area, fence and metal storage building all encroach into said portion of twenty (20) foot easement; e) fence from property adjoining to the west encroaches onto insured premises.

                               SCHEDULE 5.5.2(b)

                              LEASED REAL PROPERTY


Lease for Steel Heddle International de Mexico, S.A. DE C.V. for property located at Privada de la Soledad No. 503, Colonia Jaguey Barrio, Delegacion Azcapotzalco, 02519, Mexico, D.F.

Lease for sales office located at Room 905, 1/Otsubashi, Tensho Building, No. 9, 1-12-12, Shinmachi, Nishi-Ku, Osaka 550, Japan.

Lease between Steel Heddle Manufacturing Company, as Lessor, and Duke Power Company, as Lessee dated September 29, 1981, filed October 7, 1981 in the Office of the Clerk of Court for Oconee County, South Carolina in Book 14-N, Page 229.

Lease between Steel Heddle Manufacturing Co., as Lessor, and Duke Power Company, as Lessee, dated October 24, 1963 filed November 8, 1963, in the Office of the RMC for Greenville County, South Carolina in Book 735, Page 525.

Lease between The Steel Heddle Manufacturing Company, as Lessor, and Duke Power Company, Lessee, dated November 27, 1961, filed December 8, 1961, in the Office of the RMC for Greenville County, South Carolina in Book 688, Page 143.

                                  SCHEDULE 5.6

                    LIST OF TRADEMARKS, PATENTS AND LICENSES


TRADEMARKS

--------------------------------------------------------------------------------
              Trademark                                Registration No.
              ---------                                ----------------
--------------------------------------------------------------------------------
MVS (Mechanical Variable Speed)                            1039122
--------------------------------------------------------------------------------
SH (Mark)                                                  1168075
--------------------------------------------------------------------------------
Duralite                                                   1177859
--------------------------------------------------------------------------------
Draw-O                                                     1496549
--------------------------------------------------------------------------------
SH (Chinese)                                              94003088
--------------------------------------------------------------------------------
Jet Eye                                                    2062780
--------------------------------------------------------------------------------





           [The rest of this page intentionally has been left blank.]

PATENTS


-----------------------------------------------------------------------------------------------------------------------------
               TITLE                                           PATENT NO.               ISSUE DATE              FILING DATE
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame with locking clamp block                           5,560,399                 10/1/96                 7/31/95
center brace assembly
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame endbrace assembly                                  5,477,889                12/26/95                12/16/94
-----------------------------------------------------------------------------------------------------------------------------
Double dent reed with increased separation                      5,415,205                 5/16/95                 2/25/94
between front and back dent rows
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame assembly with releasable end                       5,411,061                  5/2/95                12/16/93
braces
-----------------------------------------------------------------------------------------------------------------------------
Heddle eyelet structure                                         5,348,055                 9/20/94                  5/6/93
-----------------------------------------------------------------------------------------------------------------------------
Nose guide for a heddle frame                                   5,275,210                  1/4/94                 8/11/92
-----------------------------------------------------------------------------------------------------------------------------
Harness frame with drop-through bolted                          4,924,916                 5/15/90                 5/19/89
centerbrace
-----------------------------------------------------------------------------------------------------------------------------
Light weight heddle frame assembly slat                         4,913,194                  4/3/90                11/18/88
-----------------------------------------------------------------------------------------------------------------------------
Light weight heddle support bar                                 4,913,193                  4/3/90                 2/14/89
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame for a high speed weaving                           4,706,717                11/17/87                 8/25/86
machine
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame for a high speed weaving                           4,687,030                 8/18/87                 8/14/86
machine
-----------------------------------------------------------------------------------------------------------------------------
Roll-formed shear-resistant frame slat                          4,633,916                  1/6/87                 6/24/85
-----------------------------------------------------------------------------------------------------------------------------
Reinforced heddle frame slat and method                         4,596,275                 62/4/86                10/12/84
-----------------------------------------------------------------------------------------------------------------------------
Land heddle device                                              4,572,241                 2/25/86                11/20/84
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame and composite frame slat                           4,508,145                  4/2/85                  7/6/82
construction
-----------------------------------------------------------------------------------------------------------------------------
Extruded heddle rod and cap                                     4,492,256                  1/8/85                 6/30/82
-----------------------------------------------------------------------------------------------------------------------------
Dent counter for loom reed                                      4,331,865                 5/25/82                 10/9/79
-----------------------------------------------------------------------------------------------------------------------------
Shuttle grip                                                    4,298,032                 11/3/81                  9/7/78
-----------------------------------------------------------------------------------------------------------------------------
Apparatus for reinforcing a heddle frame slat                   4,254,802                 3/10/81                 5/17/79
of a loom
-----------------------------------------------------------------------------------------------------------------------------
Heddle rod hook device for a loom                               4,252,153                 2/24/81                 4/23/79
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame nose guide                                         4,232,713                11/11/80                 4/23/79
-----------------------------------------------------------------------------------------------------------------------------
Lease rods for textile apparatus                                4,183,380                 1/15/80                 6/26/78
-----------------------------------------------------------------------------------------------------------------------------
Bobbin                                                          4,114,828                 9/19/78                 5/23/77
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                 TITLE                                     PATENT NO.              ISSUE DATE               FILING DATE
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame with torque locking block                     5,630,448                 5/20/97                   3/25/96
centerbrace assy. Twist in center bar
-----------------------------------------------------------------------------------------------------------------------------
Dog bone rodslot                                           2,545,889                 4/12/93
-----------------------------------------------------------------------------------------------------------------------------
Harness frame slat and heddle                              4,790,357                 12/13/88                   8/6/87
-----------------------------------------------------------------------------------------------------------------------------
Drawing-in of heddles remote from a loom                   4,760,628                  8/2/88                    9/15/86
harness frame
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame for a high speed weaving                      4,750,526                 6/14/88                    8/17/87
machine
-----------------------------------------------------------------------------------------------------------------------------
M/Roll-formed shear-resistant frame slat                   4,633,916                  6/1/87                    6/24/85
-----------------------------------------------------------------------------------------------------------------------------
Stabilized nose guide                                      4,565,223                 1/21/86                   10/29/84
-----------------------------------------------------------------------------------------------------------------------------
Loom reed with plastic profiled dents                      4,529,014                 7/16/85                    8/29/83
-----------------------------------------------------------------------------------------------------------------------------
Releasable heddle rod connector                            4,503,890                 3/12/85                    4/13/83
-----------------------------------------------------------------------------------------------------------------------------
Reinforced loom shuttle and method                         4,487,234                 12/11/84                   4/5/82
-----------------------------------------------------------------------------------------------------------------------------
Composite dual-face heddle frame slat                      4,484,604                 11/27/84                   9/6/83
-----------------------------------------------------------------------------------------------------------------------------
Double dent lightweight reed construction                  4,481,980                 11/13/84                   7/26/82
-----------------------------------------------------------------------------------------------------------------------------
Composite heddle rod                                       4,476,900                 10/16/84                   1/27/82
-----------------------------------------------------------------------------------------------------------------------------
Stabilized shuttle grip                                    4,441,529                 4/10/84                   11/29/82
-----------------------------------------------------------------------------------------------------------------------------
Wraparound adjustable center brace                         4,432,398                 2/21/84                    6/16/82
attachment
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame assembly construction and                     4,404,995                 9/20/83                    4/10/81
method
-----------------------------------------------------------------------------------------------------------------------------
Squeeze rod hook                                           4,404,994                 9/20/83                    1/27/82
-----------------------------------------------------------------------------------------------------------------------------
Foldable nose guide device for a heddle                    4,364,420                 12/21/82                   3/23/81
frame
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame                                               4,106,529                 8/15/78                   10/22/76
-----------------------------------------------------------------------------------------------------------------------------
Heddle frames                                              4,060,102                 11/29/77                  10/12/76
-----------------------------------------------------------------------------------------------------------------------------
Loom harness                                               4,036,264                 7/19/77                    7/23/76
-----------------------------------------------------------------------------------------------------------------------------
Heddle frame                                               4,036,263                 7/19/77                    6/14/76
-----------------------------------------------------------------------------------------------------------------------------
Plastic bobbin or quill                                    3,993,265                 11/23/76                   3/17/75
-----------------------------------------------------------------------------------------------------------------------------

LICENSES

---------------------------------------------------------------------------------------------------------------------------
                         TYPE                                         LICENSOR                          LICENSEE

---------------------------------------------------------------------------------------------------------------------------
License of Duralite process (thermal bonding of wire            Steel Heddle Mfg. Co.                Takayama Enterprises
reeds by use of plastics), materials and equipment by                                                Corporation (Japan)
Technology License Agreement dated 10/17/95.
---------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.7

                            CONTRACTUAL OBLIGATIONS


- Computer Consulting Agreement dated February 3, 1998 between AGS and Steel Heddle.

- Consulting Agreement dated January 1, 1996 between BCC Industrial Services, Inc. and Steel Heddle, as amended as of March 31, 1998. (to be terminated as of Closing)

- Confidentiality Agreement dated December 15, 1997 between BRANT Beheer nv. and Steel Heddle in connection with review of the business operations of Verbrugge.

- Deferred Compensation Agreement with the following executives with total obligation of $84,000:
               1. Jerry B. Miller dated July 14, 1995.
               2. Thomas A. Korbutt dated July 14, 1995.
               3. Benjamin G. Team dated July 14, 1995.
               4. J. Brant Conner dated July 14, 1995.
               5. William R. Rogers dated July 14, 1995.
               6. Robert W. Dillon dated July 18, 1995.

- Severance Agreement dated April 18, 1995 with the following executives, as amended on December 5, 1997:
               1. Jerry B. Miller.
               2. Thomas A. Korbutt.
               3. Benjamin G. Team.
               4. J. Brant Conner.
               5. Robert W. Dillon.

-      Employee Stock Option Agreements with the following seven individuals:
       (to be terminated as of Closing)
               1. Jerry B. Miller dated February 21, 1997.
               2. Thomas A. Korbutt dated February 21, 1997.
               3. Benjamin G. Team dated February 21, 1997.
               4. James E. Merritt dated February 21, 1997.
               5. Frank L. Rodgers dated February 21, 1997.
               6. Robert W. Dillon dated February 21, 1997.
               7. Edward A. Rostick dated February 21, 1997.

- Exclusive Sales Representative Agreements with approximately 45 individual sales representatives.

- Miscellaneous post-retirement benefits that in the aggregate do not exceed $50,000 annually (See Schedule 5.12 -- Schedule of Benefits).

- Executive Performance Bonus Agreement dated as of January 5, 1998 with each of Benjamin G. Team, Robert W. Dillon, Jerry B. Miller, J. Brant Connor, Thomas A. Korbutt, Edward J. Treglia, John D. Wright and C. Randy Boggs (See Schedule 5.12 -- Schedule of Benefits).

- Middle Management Profit Sharing Plan (See Schedule 5.12 -- Schedule of Benefits).

-      Employment Agreement with Richard G. Gentry dated May 1, 1997.

- Debt of SH Intermediate Corp. to Heddle Capital Corp. in principal amount of $40,000,000 dated February 21, 1997. (to be paid at Closing)

- Debt of Steel Heddle Mfg. Co. to Heddle Capital Corp. in principal amount of $55,000,000 dated February 21, 1997. (to be paid at Closing)

- Payment totaling $120,121 to James E. Merritt pursuant to Severance Agreement dated April 15, 1995.

- Sale Bonus Agreements dated April 21, 1998 with the following individuals:
          1. Jerry B. Miller.
          2. Benjamin G. Team.
          3. Robert W. Dillon.

-      Refer to Schedule 1: Stock Subject to Liens.

-      Refer to Schedules 5.12 and 5.5.2(b).

                                  Schedule 5.8

                               INSURANCE POLICIES


------------------------------------------------------------------------------------------------------------------------------------
       CARRIER                      POLICY #       EXPIRATION DATE          TYPE                             POLICY LIMITS
------------------------------------------------------------------------------------------------------------------------------------
Travelers Indemnity Co.         KTJCMB267T527097    4/1/99             Property                $5,000,000 (Primary)
------------------------------------------------------------------------------------------------------------------------------------
Westchester Fire Insurance Co.  1XL491740           4/1/99             Property                $5,000,000 Excess $5,000,000
------------------------------------------------------------------------------------------------------------------------------------
Hartford Fire Insurance Co.     10XLSSD8393         4/1/99             Property                $10,000,000 Excess of $10,000,000
------------------------------------------------------------------------------------------------------------------------------------
Hartford Fire Insurance Co.     10XLSQG0985         4/1/99             Property                $20,000,000 Excess of $20,000,000
------------------------------------------------------------------------------------------------------------------------------------
National Surety Corp.           XSP2841660          4/1/99             Property                $80,000,000 Excess of $20,000,000
                                                                       Property                $100,000,000 Total Property Coverage
------------------------------------------------------------------------------------------------------------------------------------
Travelers Ins. Co.              M5JBMG270X2122      4/1/99             Boiler & Machinery      $100,000,000
------------------------------------------------------------------------------------------------------------------------------------
National Union Fire Ins. Co.    RMGL 143-84-09      4/1/99             General Liability       $5,000,000
------------------------------------------------------------------------------------------------------------------------------------
AIU Ins. Co.                    BE 932-76-03        4/1/99             Umbrella                $25,000,000
------------------------------------------------------------------------------------------------------------------------------------
National Union Fire Ins. Co.    RMCA 143-93-47      4/1/99             Automobile              $1,000,000 Combined Single Limit
------------------------------------------------------------------------------------------------------------------------------------
Commercial Life Ins. Co.        GTA 15675           4/1/2000           Travel Accident         $1,000,000 Class I Employees
                                                                                               $100,000 Class II Employees
------------------------------------------------------------------------------------------------------------------------------------
Chubb Ins. Group                8133-87-39-A        4/1/99             Crime                   $1,000,000
------------------------------------------------------------------------------------------------------------------------------------
National Union Fire Ins. Co.    485-15-80           4/1/99             Directors and Officers  $5,000,000 (D&O)
------------------------------------------------------------------------------------------------------------------------------------
National Union Fire Ins. Co.    485-15-62           4/1/99             Pension Trust           $1,000,000 (Pension Trust)
------------------------------------------------------------------------------------------------------------------------------------
Ins. Co. of State of            RMWC 217-84-80      4/1/99             Workers Compensation    N/A
Pennsylvania                                                           & Employers
                                                                       Liability               $1,000,000
------------------------------------------------------------------------------------------------------------------------------------
Insurance Company of North      498392-55           4/1/99             Ocean Cargo             $5,000,000 (Vessel)
America                                                                                        $2,000,000 (Aircraft)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       CARRIER                      POLICY#       EXPIRATION DATE        TYPE                           POLICY LIMITS
------------------------------------------------------------------------------------------------------------------------------------
Seuguros LA Territorial, S.A.    QB1 19663          4/1/99           Multiline Policy          $230,000 Property
                                                                     Mexico                    $600,000 General Liability
                                                                                               $7,500 Theft
                                                                                               $2825 Per Occ Cash
                                                                                               $500,000 Auto (New Paso)
------------------------------------------------------------------------------------------------------------------------------------
Union Ins. Society of Hong       070/010254/01      12/1/98          Employers Liability       $100,000,000 (HKS)
Kong, Ltd.                                                           Hong Kong
------------------------------------------------------------------------------------------------------------------------------------
Carolina Benefits                59502              5/1/98           Third Party               Self-Funded
Administrators                                                       Administrator for
                                                                     Medical Benefits
------------------------------------------------------------------------------------------------------------------------------------
Lamar Life Ins. Co.              LNL-9023           5/1/98           Stop Loss Reinsurance     Medical Only - Individual Stop Loss -
                                                                                               $150,000
                                                                                               Maximum Amount per Covered Person:
                                                                                               $1,000,000
------------------------------------------------------------------------------------------------------------------------------------
Anthem Life Ins. Co.             39182              5/1/98           Group Team Life Ins.      COMPANY PAID
                                                                                               Hourly & Non-Exempt Employees:
                                                                                               $20,000
                                                                                               Exempt:  $75,000
                                                                                               Exempt Executive: $150,000
                                                                                               EMPLOYEE CONTRIBUTORY
                                                                                               Exempt:  $75,000
                                                                                               Exempt Executive:  $150,000
------------------------------------------------------------------------------------------------------------------------------------
Reliance Standard Life Ins.      LSC-098393         5/1/98           Long Term Disability      Exempt Employees Only
                                                                                               Monthly Benefit:  $5,000
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.9

                                   LITIGATION

1. Margaret COLE and Ernestine MAHONE v. STEEL HEDDLE MFG. CO., United States District Court for the Northern District of Georgia, Civil Action
       Number: 3 96-CV-150-JTC.

2. Wesley F. Hixon asserts a claim against the Company and the majority shareholders for breach of their fiduciary duty and misrepresentation with respect to 2204 shares of options which were repurchased from Wesley F. Hixon in the spring of 1997. It is alleged that the Company and its majority shareholders restructured the Company so as to devalue the options and solicited their repurchase without making proper disclosure of their intentions and such omissions and misrepresentations have caused Wesley F. Hixon to lose gain on the sale of the 2204 options.

                                 SCHEDULE 5.10

                              COMPLIANCE WITH LAWS

None.

                                 SCHEDULE 5.11

                                  TAX MATTERS


None.

                                 SCHEDULE 5.12

                             EMPLOYEE BENEFIT PLANS


I. PAID HOLIDAYS - Employees receive ten (10) paid holidays each calendar year as follows:

              Good Friday
              Memorial Day
              Labor Day
              Thanksgiving Day
              Friday after Thanksgiving
              Christmas Week - 5 paid holidays in week in which Christmas falls.

II.    PAID VACATION - Vacation eligibility is based on length of service.

              A.     ALL EMPLOYEES EXCEPT SENIOR MANAGEMENT GROUP

                     One year service          -         two weeks vacation
                     Five years service        -         three weeks vacation
                     Fifteen years service     -         four weeks vacation

              B.     SENIOR MANAGEMENT GROUP

              Vacation up to 5 weeks according to the following schedule or Company vacation policy, whichever offers the greater advantage:

                     A.     First year in Group        -           3 weeks

                     B.     Second year in Group      -            4 weeks

                     C.     Third year in Group        -           5 weeks

              A maximum of one week of unused vacation may be carried over to the next vacation year; however, three weeks may be carried over in the pre-retirement year.

III.   GROUP INSURANCE

              A. MEDICAL BENEFITS - Steel Heddle self insures benefits through a leased agreement with the Blue Cross-Blue Shield PPC Managed Care Network. Payment of claims is administered by Carolina Benefit Administrators of S.C., a third party administrator. The Schedule of Benefits is listed in the enclosed Summary Plan Description.

                     Employee coverage is provided at no cost to employees. Employees contribute $10.00 per week for one dependent or $12.50 per week for two or more dependents. Employee premiums are paid through a Section 125 Premium Plan.

              B. LIFE INSURANCE - Company paid life insurance for employees only as follows:

                     Hourly Paid and Weekly Salaried Non-exempt Employees:           $20,000

                     Salaried Exempt Employees: 1 and 1/2 X Base Annual Salary
                     Maximum Benefit:                                                $75,000

                     Management Group: 1 and 1/2 Base Annual Salary

                     Maximum Benefit:                                 $150,000

              Note: Salaried Exempt Employees are eligible for contributory life insurance. Maximum Contributory is $75,000 or $150,000

              C.     SHORT TERM DISABILITY BENEFITS - $90.00 Per week.

                     Company self-insures this benefit which covers only hourly and weekly salaried non-exempt employees. Benefit can be paid 26 weeks maximum.

              D. LONG TERM DISABILITY BENEFIT - for Salaried Exempt Employees. Company paid insured benefit of $5,000 per month Maximum.

IV.    EMPLOYEE THRIFT PLAN - 401(k)

              Company match of employee contributions up to 6%: $.65 per $1.00 of employee contributions. Employees may contribute up to additional 10% with no company match.

              Employee directed investments in seven investment options.

              Funds are managed by T. Rowe Price; applying currently for a determination letter

V.     CASH BALANCE PENSION PLAN - Company paid Benefit for all employees.
       Eligibility: Age 21 with one year of service.

              Steel Heddle makes annual contributions to each eligible employee's account. Contribution is determined by Base Annual Salary and Age of participant. All funds are invested as follows:

              Lehman Brothers Corporate/Government Bonds:     60%
              S&P 500:                                        40%

VI. ANNUAL LENGTH OF SERVICE BONUS - Employees will receive $10.00 per year for each year of service to a maximum of $250.00.

VII. YEAR-END BONUSES - Year-end bonuses are determined as a percentage of salary.

VIII.  MIDDLE MANAGEMENT PROFIT SHARING

              A performance based profit sharing plan with incentive payments to middle managers based on divisional and corporate earnings.

IX.    EXECUTIVE PERFORMANCE BONUS AGREEMENT

              Executive Performance Bonus Agreement dated as of January 5, 1998 with each of Benjamin G. Team, R. Dillon, Jerry B. Miller, J. Brant Connor, Thomas A. Korbutt, Edward J. Treglia, John D. Wright and C. Randy Boggs. A performance-based bonus agreement with incentive payments to executives. Based on consolidated earnings.

X.     TUITION REIMBURSEMENT

              Steel Heddle offers its employees tuition reimbursement for courses of study directly related to an employee's job or which qualify the employee for another job within the company. All courses must be pre-approved.

XI. SUPPLEMENTAL PENSION PLANS (Plans may not qualify for exemptions from coverage under ERISA.)

              A. Cash Drawer Plan. An agreement under which direct payments are made to certain retired personnel based on years of service and compensation.

              Participants are guaranteed a benefit equal to 50% of average base monthly salary for best five of last 10 years of service reduced by: (1) monthly straight life benefit from company paid pension plan, (2) monthly straight life benefit from company contributions and earnings on company contributions to employee thrift plan, (3) and 50% of primary social security benefit.

              B. Trust Fund Plan. An Agreement under which employees whose normal retirement benefit at age 65 from the Steel Heddle Master Retirement Plan was less than $90.00 per month received direct monthly payments supplementing the Retirement Plan benefit to equal $90.00 per month. There are six retirees currently receiving a benefit from this agreement.

XII. POST RETIREMENT HEALTH CARE BENEFITS FOR RETIREES BORN PRIOR TO JANUARY 1, 1935

              For employees who retire before age 65, Company paid health care coverage continues from date of retirement for a period of 18 months but not beyond the date retiree becomes age 65 or the date retiree becomes eligible for MEDICARE benefits. These benefits also apply to spouses of retirees. After 18 months, the retiree can continue this coverage for himself and spouse by paying a premium of $40.00 per month per person to the company. Health care benefits on the retiree and on the spouse are discontinued on each when the covered person is age 65 or becomes eligible for MEDICARE.

              REIMBURSEMENT OF PART B MEDICARE PREMIUM: The company reimburses the retiree for his and his spouse's Part B Medicare Premium capped at $50.00 per month per person. Payments are made annually and are discontinued upon the death of the retiree.

              RETIREES BORN AFTER JANUARY 1, 1935: Company paid health care coverage is discontinued on date of retirement. The retiree may continue the coverage under COBRA by paying the fully insured premiums to the company for a period of time specified by COBRA. The company does not reimburse these retirees for Part B Medicare Premium.

              POST RETIREMENT SUPPLEMENTARY MEDICARE PLAN

              An agreement under which key named executive employees have medical benefits supplementing MEDICARE benefits to the level of benefits covered in the medical benefits plan for active employees. MEDICARE is primary and pays first. Steel Heddle's Plan is secondary. Retirees eligible for this benefit pay a premium to Steel Heddle of $40.00 per month for the retiree and $40.00 per month for spouses of retirees.

              PHILADELPHIA EFFECTS AGREEMENT

              An agreement made on March 9, 1983 between Steel Heddle Mfg. Co. and the United Steel Workers of America (AFL-CIO) upon the closing of the Philadelphia Plant. In this agreement, Steel Heddle agreed to pay Philadelphia Plant employees and their spouses $450 per year for life to assist the employees in purchasing health insurance. The employee and the spouse each receive separate payments.

XIII.  POST RETIREMENT LIFE INSURANCE

              Company paid life insurance is continued as follows:

              A.  Hourly Paid and Weekly Paid non-exempt Salaried Employees:  $3,000

              B. Semi-monthly Paid Salaried Exempt Employees: Company paid coverage existing on date of retirement is reduced 10 percent per year for 5 years after which the retiree has 50 percent of pre-retirement company life insurance continued in force for life.

XIV.   PAYMENT FOR ABSENTEEISM DUE TO NON WORK-RELATED INJURY OR ILLNESS

              A.     Hourly Paid Employees

                     Hourly paid employees are not entitled to any payment of wages by the Company for non work-related illnesses or injuries.

              B.     Weekly Salaried Employees

                     Weekly salaried employees will receive their regular pay, less the amount of any Weekly Indemnity Insurance to which they may be entitled, for each extended period of illness, the length of which will be determined by the uninterrupted years of service with the Company. During the first 12 months of employment, five consecutive work days will constitute the maximum length of an extended period of illness for which the Company will pay. For each successive 12 months of employment an additional workday will be added to the five consecutive work days referred to above.

              C.     Semi-monthly Salaried Employees

                     Semi-monthly salaried employees will receive full pay when absent from work for injury or illness provided a single period of continuous absenteeism does not exceed twelve weeks. Payment for more than on such period of absenteeism per calendar year will necessitate review by Management on a case-by-case basis.


XV. PENSION PLAN FOR EMPLOYEES OF STEEL HEDDLE (CANADA) LTEE/LTD. (Plan may not qualify for exemptions from coverage under ERISA.)

                     Plan presently covering one employee in Canada to which contributions are made by Employer to Imperial Life Assurance Company of Canada.

                                 SCHEDULE 5.14

                       ABSENCE OF UNDISCLOSED LIABILITIES


None.

                                 SCHEDULE 5.15

                                     LABOR

None.

                                  SCHEDULE 7.3

                       OPERATION OF BUSINESS PRE-CLOSING


- Closing of operations of Steel Heddle (Tianjin) Weaving Machine Accessories Co. Ltd.

-      Payment of interest and dividends among Steel Heddle Companies.

                                 SCHEDULE 7.12

                            KEY MANAGEMENT EMPLOYEES


Name                                   Position
----                                   --------
Benjamin G. Team                       President and CEO
Robert W. Dillon                       Executive Vice President
Jerry B. Miller                        Vice President - Finance
J. Brant Conner                        General Sales Manager
Thomas A. Korbutt                      Vice President - Frame Division
John D. Wright                         Manager - Heddle Division
Randy Bow                              Manager - Reed Division
Edward J. Treglia                      Manager - Rolled Products Division

                                  SCHEDULE 8.3

                              THIRD PARTY CONSENTS


1. Credit Agreement among SH Intermediate Corp., et al. and NationsBank, N.A., as agent, dated February 20, 1997.